                            VISKASE COMPANIES, INC.
                (FORMERLY KNOWN AS ENVIRODYNE INDUSTRIES, INC.)

                               OFFER TO EXCHANGE

$367.96271 PRINCIPAL AMOUNT OF 8% SENIOR SUBORDINATED SECURED NOTES DUE 2008 AND
          126.82448 SHARES OF 6% SERIES A CONVERTIBLE PREFERRED STOCK
              FOR EACH $1,000 PRINCIPAL AMOUNT OF ITS OUTSTANDING
                         10 1/4% SENIOR NOTES DUE 2001

THE EXCHANGE OFFER WILL EXPIRE AT, AND TENDERED NOTES CAN BE WITHDRAWN UNTIL, 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 19, 2002, UNLESS EXTENDED OR EARLIER TERMINATED.

     We may pay interest on the new notes in kind until 2004 or later. We may redeem the new notes at any time at their principal amount plus accrued interest. The new notes will be subordinated to up to $25,000,000 principal amount of secured working capital debt. The new notes will be secured by substantially all our assets other than assets subject to the General Electric Capital Corporation ("GECC") sale and leaseback transaction lease agreement (the "GECC Lease") and certain real estate.

     The preferred stock will have a liquidation preference of $5.00 per share and will be convertible into shares of our common stock representing in the aggregate approximately 91.5% of our fully diluted common stock immediately following consummation of the exchange offer. The preferred stock will vote on an as-converted basis with our common stock.

     The exchange offer is subject to conditions, including the valid tender of all old notes.

     The exchange offer is being made in accordance with a restructuring agreement we have entered into with the holders of 54.1% of the old notes. These holders have agreed to tender their old notes in the exchange offer and to vote in favor of the prepackaged plan of reorganization referred to below. On consummation of the exchange offer, our board of directors will be reconstituted to consist of the chief executive officer of Viskase and four other directors designated by these holders.

     SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF RISKS YOU SHOULD CONSIDER BEFORE TENDERING YOUR OLD NOTES.

     The restructuring agreement provides that if fewer than all old notes are tendered, but at least two-thirds in principal amount of the old notes are tendered by a majority in number of the holders of all old notes, we must attempt to effect a prepackaged plan of reorganization under the Bankruptcy Code. This plan would be substantially similar in economic effect to the exchange offer. We have enclosed separate materials with this offer to exchange soliciting consents to that plan.
                            ------------------------
                                   IMPORTANT
                            ------------------------

     If you wish to tender old notes registered in your name, you should:

     - complete the enclosed letter of transmittal in accordance with the accompanying instructions,

     - sign the letter of transmittal and have your signature guaranteed if required by the instructions,

     - deliver the letter of transmittal and any other required documents to the exchange agent, and

     - deliver the certificates representing the old notes to the exchange agent, or use the book entry procedures described below.

Alternatively, you may request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that person to tender the old notes.

     If you desire to tender old notes, but cannot deliver all required documents before expiration of the exchange offer, you may tender your old notes by following the procedures for guaranteed delivery described in this document.

     THE DATE OF THIS OFFER TO EXCHANGE IS AUGUST 20, 2002.

                The information agent for the exchange offer is:

                               MORROW & CO., INC.

                 The exchange agent for the exchange offer is:

        WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION ("WELLS FARGO")

     All inquiries relating to this offer to exchange and the transactions contemplated hereby should be directed to Morrow & Co., Inc., the information agent for the offer, at one of the telephone numbers or the address listed on the back cover page of this document.

     Questions regarding the procedures for tendering your old notes in the offer and requests for assistance should be directed to the exchange agent at one of the telephone numbers and addresses listed on the back cover page of this offer to exchange. Requests for additional copies of this offer to exchange or the enclosed letter of transmittal and notice of guaranteed delivery may be directed to the information agent at the telephone number or one of the addresses listed on the back cover page of this offer to exchange.

     We are relying on Section 3(a)(9) of the Securities Act of 1933 (the "Securities Act") to exempt the offer to exchange from the registration requirements of the Securities Act. Under current interpretations of the Securities and Exchange Commission (the "SEC"), securities obtained in a Section 3(a)(9) exchange assume the same character (i.e., restricted or unrestricted) as the securities that have been surrendered. To the extent that the old notes are unrestricted securities, the new securities to be issued in the offer will be unrestricted securities. In this event, recipients who are not "affiliates" (as that term is defined in Rule 144 under the Securities Act) will be able to resell the new securities without registration. Recipients who are affiliates may resell their securities subject to the provisions of Rule 144, absent registration or another appropriate exemption.

     NEITHER THE SECURITIES OFFERED HEREBY NOR THE PREPACKAGED PLAN HAS BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER SECURITIES OR REGULATORY AUTHORITY. NEITHER THE SEC NOR ANY SUCH AUTHORITY HAS PASSED ON THE FAIRNESS OR MERITS OF THESE TRANSACTIONS OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE OR IN THE ACCOMPANYING DISCLOSURE STATEMENT.

     THIS OFFER TO EXCHANGE DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. WE ARE NOT AWARE OF ANY JURISDICTION IN WHICH THE OFFER TO EXCHANGE IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF WE BECOME AWARE OF ANY JURISDICTION IN WHICH THE OFFER TO EXCHANGE WOULD NOT COMPLY WITH APPLICABLE LAW, WE WILL MAKE GOOD FAITH EFFORTS TO COMPLY WITH SUCH LAW. IF, AFTER GOOD FAITH EFFORTS, WE CANNOT COMPLY, THE OFFER TO EXCHANGE WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS RESIDING IN SUCH JURISDICTION.

     NEITHER THE DELIVERY OF THIS OFFER TO EXCHANGE NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER WILL IMPLY THAT THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE IS CORRECT AS OF ANY TIME AFTER ITS DATE OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION IT CONTAINS OR IN OUR AFFAIRS OR THOSE OF ANY OTHER ENTITY DESCRIBED IN THIS OFFER TO EXCHANGE SINCE THE DATE OF THIS OFFER.

     WE HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY OTHER PERSON TO SOLICIT TENDERS OF THE OLD NOTES. OUR OFFICERS, WHO WILL NOT RECEIVE ADDITIONAL COMPENSATION, MAY SOLICIT TENDERS FROM HOLDERS.

     THIS OFFER TO EXCHANGE SUMMARIZES VARIOUS DOCUMENTS. THOSE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH DOCUMENTS. IN MAKING A DECISION WITH RESPECT TO THE OFFER, YOU MUST RELY ON YOUR OWN EXAMINATION, INCLUDING AS TO THE MERITS AND RISKS INVOLVED. WE MAKE NO REPRESENTATION REGARDING THE LEGALITY OF AN INVESTMENT IN THESE SECURITIES UNDER APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS OR REGULATIONS. THE CONTENTS OF THIS OFFER TO EXCHANGE AND THE DISCLOSURE STATEMENT ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH HOLDER SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS OR TAX ADVICE WITH RESPECT TO AN INVESTMENT IN THE NEW SECURITIES.

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

SUMMARY.....................................................    1
RISK FACTORS................................................    7
THE RESTRUCTURING...........................................   13
THE OFFER...................................................   21
U.S. FEDERAL INCOME TAX CONSIDERATIONS......................   29
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.......   34
DIRECTORS...................................................   40
DESCRIPTION OF THE NEW NOTES................................   41
DESCRIPTION OF OTHER INDEBTEDNESS...........................   53
DESCRIPTION OF CAPITAL STOCK................................   53

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We also furnish to our stockholders annual reports, which include financial statements audited by our independent certified public accountants, and other reports which the law requires us to send to our stockholders. The public may read and copy any reports, proxy statements, or other information that we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov".

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     We incorporate by reference in this offer to exchange the following documents previously filed with the SEC:

     - Form 10-K dated April 1, 2002,

     - Form 10-K/A dated April 30, 2002,

     - Form 10-Q dated May 15, 2002,

     - Form 10-Q dated August 14, 2002,

     - Form 8-K dated June 27, 2002,

     - Form 8-K dated June 28, 2002, and

     - Form 8-K dated July 16, 2002.

     We encourage you to review these documents.

     In addition, we incorporate by reference all reports and other documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offer to exchange and before the expiration date of the offer. Any statement contained in this offer to exchange or in a document incorporated by reference will be deemed modified or superseded to the extent that a statement contained in this offer to exchange or in any other subsequently filed document that is also incorporated by reference in this offer to exchange, modifies or supersedes such statement.

                           FORWARD LOOKING STATEMENTS

     This offer to exchange includes "forward-looking" statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the word "estimate," "project," "intend," "expect," "believe," "may," "well," "should," "seeks," "plans," "scheduled to," "anticipates," or "intends," or the negative of these terms or other variations of these terms or comparable language, or by discussions of strategy or intentions, when used in connection with us, including our management. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. We caution investors that any forward-looking statements we make are not guarantees of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements with respect to us include the risks and uncertainties affecting our business described in the section of this offer to exchange captioned "Risk Factors," as well as elsewhere in this offer to exchange and in the disclosure statement.

                                    SUMMARY

     The following summary is provided for your convenience. It does not describe all the details of the offer and the solicitation of acceptances. We urge you to read the more detailed information set forth or incorporated in this offer to exchange.

                                    VISKASE

     Viskase Companies, Inc. (formerly Envirodyne Industries, Inc.) is a Delaware corporation organized in 1970. Through our wholly-owned subsidiaries including Viskase Corporation, we operate in the casing product segment of the food industry. We are a major producer of cellulosic and plastic casings used in preparing and packaging processed meat products.

                               THE RESTRUCTURING

THE OFFER

PRINCIPAL TERMS OF THE OFFER

The offer.....................   We are offering to exchange for each $1,000
                                 principal amount of the old notes:

                                 - $367.96271 principal amount of new notes, and

                                 - 126.82448 shares of preferred stock ($5.00
                                   liquidation preference per share).

                                 If all of the old notes are properly tendered in the offer, the aggregate consideration exchanged will be $60,000,000 in principal amount of new notes and approximately 20,680,000 shares of preferred stock with an aggregate liquidation preference of approximately $103,400,000. The preferred stock will be convertible (assuming shareholder approval of an amendment to our certificate of incorporation authorizing an increase in our authorized and unissued common stock) into approximately 517,000,000 shares of common stock.

Expiration time...............   5:00 p.m., New York City time, on September 19,
                                 2002, unless we extend the period of time during which the offer is open.

Conditions....................   The offer is subject to conditions, including:

                                 - all the old notes having been properly
                                   tendered and not withdrawn,

                                 - our having merged our operating subsidiary,
                                   Viskase Corporation, into ourselves, and

                                 - the indenture governing the new notes having
                                   been qualified under the Trust Indenture Act of 1939.

Withdrawal rights.............   You may withdraw your tender of old notes at
                                 any time before the expiration of the offer.

Procedures for tendering old
notes.........................   If you wish to tender old notes, you should

                                 - complete and sign the accompanying applicable
                                   letter of transmittal (or a facsimile) in accordance with the instructions it contains,

                                 - have your signature guaranteed (if required
                                   by Instruction 1 of the letter of
                                   transmittal), and

                                 - send or deliver the letter of transmittal
                                   together with any other required documents, including certificates evidencing the old notes (or, in the case of old notes delivered by book-entry transfer, confirmation of the transfer of such old notes into the exchange agent's account with Depository Trust Company ("DTC")), to the exchange agent at the address and facsimile number set forth on the back cover of this offer to exchange.

Special procedures for
beneficial owners.............   If you are a beneficial owner whose old notes
                                 are registered in the name of a nominee and you wish to tender, you should contact the registered holder and instruct the registered holder to tender on your behalf. An instruction letter has been delivered with the offer documents which may be used to deliver instructions to the registered holder of your old notes. A copy of the instruction letter may be obtained from your broker or other nominee or from the information agent.

Acceptance of old notes and
delivery of exchange
consideration.................   We will accept for exchange all old notes that
                                 are properly tendered and not withdrawn prior to the expiration time. The new notes and shares of preferred stock exchanged for the old notes will be delivered promptly after the consummation of the offer.

Exchange agent................   We have appointed Wells Fargo as the exchange
                                 agent for the receipt of old notes and letters of transmittal. The exchange agent's address and telephone and facsimile numbers are set forth on the back cover of this offer to exchange.

Information agent.............   Questions relating to the offer and the
                                 solicitation of acceptances may be directed to, and copies of the offer documents may be obtained from, Morrow & Co. The information agent's address and telephone numbers are set forth on the back cover of this offer to exchange.

Financial advisor.............   Credit Suisse First Boston has acted as our
                                 financial advisor with respect to the
                                 restructuring plan and the prepackaged plan of reorganization.

Tax consequences..............   See "U.S. Federal Income Tax Consequences" for
                                 a discussion of certain income tax consequences associated with the offer to exchange and the ownership of new notes and preferred stock.

SOLICITATION OF ACCEPTANCES

Prepackaged plan of
reorganization................   We are soliciting acceptances of the
                                 prepackaged plan of reorganization from the holders of a beneficial interest in the old notes as of the date of this offer to exchange.

Consequences to non-accepting
holders.......................   Holders of old notes who have not accepted the
                                 prepackaged plan of reorganization will be bound by the prepackaged plan of reorganization if it is confirmed by the bankruptcy court.

                                 IF THE RESTRUCTURING IS CONSUMMATED UNDER THE PREPACKAGED PLAN OF REORGANIZATION INSTEAD OF THE RESTRUCTURING AGREEMENT, YOU WILL RECEIVE CONSIDERATION SUBSTANTIALLY SIMILAR IN ECONOMIC EFFECT TO THE CONSIDERATION THAT THE TENDERING HOLDERS WOULD HAVE RECEIVED ON CONSUMMATION OF THE OFFER. HOWEVER, THIS CONSIDERATION WOULD BE RECEIVED AT A LATER DATE, WITHOUT INTEREST, EXCEPT AS PROVIDED UNDER THE NEW NOTES. THERE IS ALSO A RISK THAT THE BANKRUPTCY COURT MAY NOT CONFIRM THE PREPACKAGED PLAN OF REORGANIZATION IN THE FORM SOUGHT.

TERMS OF THE NEW NOTES

Issuer........................   Viskase Companies, Inc.

Securities offered............   $60,000,000 aggregate principal amount of 8%
                                 Senior Subordinated Secured Notes due 2008.

Maturity date.................   December 1, 2008.

Interest......................   Interest on the new notes will accrue from
                                 December 1, 2001 at the rate of 8% per annum and will be payable:

                                 - on June 30 of 2003 and 2004 and December 31
                                   of 2002, 2003 and 2004. We may pay this
                                   interest in kind by issuance of new notes with a principal amount equal to the interest payable,

                                 - as of December 31, 2005 (payable on March 31,
                                   2006). We may make this payment in kind if we fail to achieve a specified minimum consolidated cash flow for 2005,

                                 - on June 15, September 15 and December 15,
                                   2006 and March 31, 2007. We may make these payments in kind if we fail to achieve a specified minimum consolidated cash flow over the preceding four quarters, and

                                 - June 30 and December 31 of 2007 and June 30
                                   and December 1, 2008, in cash.

Rating........................   Unrated.

Security......................   The new notes will be secured by liens granted
                                 by Viskase on substantially all of its personal property other than assets subject to the GECC
                                 Lease and certain real estate. Cash included in the collateral is subject to prior liens securing our obligation to reimburse draws under $28,400,000 of letters of credit, and will be subject to the lien securing the working capital facility referred to below.

Subordination.................   The new notes will be subordinated up to
                                 $25,000,000 principal amount of senior
                                 indebtedness in the form of a secured working capital and letter of credit facility. This indebtedness may be secured by liens on the collateral senior to the liens securing the new notes.

Listing.......................   The new notes will not be listed for trading on
                                 any national securities exchange or authorized to be quoted in any inter-dealer quotation system of any national securities association.

Optional redemption...........   We may redeem new notes at any time at a
                                 redemption price equal to their principal amount plus any accrued and unpaid interest.

Covenants.....................   If we sell collateral resulting in aggregate
                                 net cash proceeds in excess of $20,000,000, net of amounts reinvested in our business or applied to prepay senior debt, we must make an offer to purchase new notes at their principal amounts plus accrued interest. The new notes will not have other negative covenants.

Events of default.............   Events of default include:

                                 - payment defaults,

                                 - breaches of covenants,

                                 - events of insolvency,

                                 - acceleration of other indebtedness, and

                                 - failure to satisfy judgments.

TERMS OF THE PREFERRED STOCK

Issuer........................   Viskase Companies, Inc.

Authorized shares.............   25,000,000 shares of Series A preferred stock.

Dividends.....................   Cumulative cash dividends at an annual rate of
                                 6%. Dividends will be payable on December 1 and June 1 of each year if declared by the board of directors.

Liquidation preference........   $5.00 per share together with all accrued and
                                 unpaid dividends.

Conversion....................   Initially convertible (assuming shareholder
                                 approval of an amendment to our certificate of incorporation authorizing an increase in our authorized and unissued common stock) at the option of the holder into common stock at a price of $0.20 of liquidation value and accrued dividends per share of common stock. This rate may be adjusted in certain circumstances.

                                 Following a public offering having gross proceeds of at least $50,000,000, on approval by the board of directors, all outstanding shares of preferred stock will be automatically converted on the same basis.

Voting rights.................   Each share of preferred stock will be entitled
                                 to a number of votes equal to the number of shares of common stock into which it is convertible. The preferred stock will vote together with the common stock as a single class on all matters submitted to a vote of stockholders except those adversely affecting the rights of the preferred stock.

Ranking.......................   The preferred stock will rank junior to each
                                 other class of preferred stock. The preferred stock will rank senior to the common stock and, except as approved by a majority of the preferred stock, any other classes of our capital stock.

Listing.......................   The preferred stock will not be listed for
                                 trading on any national securities exchange or authorized to be quoted in any inter-dealer quotation system of any national securities association.

RESTRUCTURING AGREEMENT

     The restructuring agreement requires us to make the exchange offer, and requires the holders of old notes who are parties to the agreement (each an "Agreeing Holder") to tender their old notes in the offer and to reasonably cooperate with us in consummating the offer.

Reconstitution of board of
directors.....................   On consummation of the offer, our board of
                                 directors will be reconstituted to consist of five directors, one of whom will be the chief executive officer of Viskase and four of whom initially will be designated by the Agreeing
                                 Holders. Of these four, one must be an
                                 individual who is independent of us and of any holder of at least 5% of the preferred stock to be issued in the offer.

Viskase agreements............   In connection with the offer, we have agreed to
                                 take specified actions, including:

                                 - terminating our shareholder rights plan,

                                 - merging one of our operating subsidiaries,
                                   Viskase Corporation, into ourselves,

                                 - taking action to enforce the obligation of
                                   GECC to subordinate its rights to certain collateral to those of senior creditors, including the holders of the new notes,

                                 - conducting our business in the ordinary
                                   course and not issuing any securities before consummation of the offer,

                                 - paying the Agreeing Holders' reasonable legal
                                   expenses in connection with the transactions contemplated by the restructuring agreement, and

                                 - adopting amended and restated bylaws.

                                 The obligation of the Agreeing Holders to tender in the offer is contingent on satisfaction of these conditions and reconstitution of the board of directors as described above.

Forbearance by holders........   So long as the restructuring agreement remains
                                 in effect, the Agreeing Holders have agreed not to take or support action to collect the old notes.

Plan of reorganization........   If the offer is not consummated because one or
                                 more of the conditions have not been satisfied, but acceptances of the plan of reorganization have been obtained from the requisite majorities of holders of old notes under the Bankruptcy Code, we have agreed to file the plan of reorganization with the bankruptcy court. The plan is similar to the terms of the offer, except that

                                 - instead of preferred stock, all holders of
                                   old notes would receive common stock of the reorganized company, and

                                 - our existing common stock would be cancelled,
                                   with all holders of the existing common stock receiving warrants to acquire common stock of the reorganized company.

Alternative proposals.........   We have agreed not to solicit proposals with
                                 respect to an alternative transaction involving our acquisition or refinancing of the old notes, but we may negotiate with persons who make proposals if our board of directors determines with the advice of counsel that it must do so to comply with its fiduciary obligations.

Interests of insiders.........   On consummation of the offer, we will issue up
                                 to 1,320,000 shares of preferred stock to certain of our officers and other employees. In addition, we will enter into agreements with our current directors and executive officers indemnifying them and agreeing to maintain insurance against liabilities they incur as a result of their service in these capacities.
                                 The Agreeing Holders have agreed not to
                                 challenge existing employment agreements with our chief executive officer, chief financial officer and general counsel and indemnification agreements to be entered into with those and other officers.

Transfer of holder
securities....................   The Agreeing Holders have agreed not to
                                 transfer their shares of preferred stock or shares of common stock issuable on conversion of the preferred stock until two years after consummation of the offer. For a year thereafter, we will have a right of first refusal with respect to transfers of preferred stock (as well as the underlying common stock).
                                 These provisions do not apply to transfers between holders or to their affiliates.

Termination...................   The restructuring agreement can be terminated
                                 in several circumstances, including:

                                 - mutual agreement between us and the Agreeing
                                   Holders,

                                 - if the offer has not been consummated or the
                                   plan of reorganization has not been confirmed by January 31, 2003,

                                 - our board of directors determines that it
                                   must terminate to comply with its fiduciary duties because we have received a superior proposal, or

                                 - if F. Edward Gustafson has resigned at the
                                   request of our board of directors (other than for cause) without the consent of the Agreeing Holders.

                                  RISK FACTORS

     You should consider carefully the risk factors set forth below, as well as the other information appearing in this offer to exchange and the documents to which we refer you, before deciding whether or not to exchange your old notes in the exchange offer for the new securities.

THE NEW NOTES MAY BE A RISKIER SECURITY THAN THE OLD NOTES.

     The old notes matured on December 1, 2001, and principal and interest on the old notes are now due and payable. By contrast, the stated maturity of the new notes is more than six years in the future. The old notes bore interest at 10 1/4% per annum, while the new notes will bear interest at 8%, and this interest will not be payable in cash for at least three years and up to five years. The indenture under which the old notes were issued imposes substantial limits on our ability to pay dividends, incur debt, sell assets (including the stock of subsidiaries) or engage in transactions with affiliates, while the indenture for the new notes will not impose these limits. Following a change in control, we are required to offer to redeem the old notes, but would not be required to offer to redeem the new notes. As a result of these and other differences between the two indentures, an investor could incur more risk in holding the new notes than the old notes.

THE NEW NOTES MAY BE HELD AND VOTED BY INSIDERS WHO HAVE A CONFLICT OF INTEREST.

     Unlike the old notes, and most debt securities issued under indentures, securities held by our affiliates may be voted on matters such as waivers and amendments of indenture provisions and instructions to the trustee with respect to remedies. Because of their holdings of junior securities like the new preferred stock, these affiliates may have a conflict of interest, and could exercise their voting rights in ways that benefit the holdings of junior securities over the holders of new notes.

THE NEW NOTES MAY BE SUBORDINATED TO A SECURED WORKING CAPITAL FACILITY.

     The new notes may be subordinated in right of payment to a working capital facility of up to $25,000,000 principal amount. By reason of this subordination, in the event of the insolvency, bankruptcy or liquidation of our business, a default in payment with respect to any indebtedness or an event of default with respect to such indebtedness resulting in its acceleration, our assets will be available to pay the new notes only after all amounts due under the working capital facility have been paid in full. The collateral securing the new notes will have prior liens securing this debt as well as existing letter of credit reimbursement obligations.

THE NEW NOTES WILL BE STRUCTURALLY SUBORDINATED TO THE DEBT OF OUR SUBSIDIARIES.

     The new notes will be structurally subordinated to all liabilities (including trade payables) of our subsidiaries. Our right to participate in the assets of any subsidiary (and thus the ability of holders of the new notes to benefit directly from such assets) is generally subject to the prior claims of creditors, including trade creditors, of that subsidiary except to the extent that we are recognized as a creditor of such subsidiary. The new notes, therefore, will be subordinated by operation of law to creditors, including trade creditors, of subsidiaries with respect to the assets of the subsidiaries against which such creditors have a claim. At June 30, 2002, as adjusted to give pro forma effect to the transactions contemplated by the restructuring plan and the prepackaged plan of reorganization, our subsidiaries would have had approximately $21,542,000 of trade payables and accrued liabilities.

EVEN WITH THE RESTRUCTURING WE WOULD REMAIN HIGHLY LEVERAGED. OUR LEVERAGE MAY IMPAIR OUR ABILITY TO OBTAIN FINANCING AND LIMIT CASH FLOW AVAILABLE FOR OUR OPERATIONS AND MAY LIMIT OUR COMPETITIVENESS IN THE MARKET PLACE.

     Even with the restructuring we will remain highly leveraged. As of June 30, 2002 on a pro forma basis reflecting the restructuring, our consolidated indebtedness was approximately $124,406,000 excluding the capitalized undiscounted future cash flow value of the new notes, and our shareholders' deficit was approximately $(75,714,000), including approximately $3,000,000 of patents and other intangible assets. On a pro forma basis reflecting the restructuring, earnings were inadequate to cover fixed charges by approximately $8,575,000 for the six months ended June 30, 2002 and by approximately $29,981,000 for the year ended December 31, 2001. Assuming all interest payments are made in kind for the first five years, the new notes will accrete to approximately $89,300,000 in principal amount as of October 31, 2006. It is possible that we may incur additional indebtedness under our secured working capital credit facility or through other borrowings.

     Our high leverage has important consequences. Among other things:

     - all or a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, and, as a result, the free cash flow available for our operations and other purposes are and will continue to be limited,

     - our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes is and may continue to be limited,

     - we are substantially more leveraged than most of our competitors, which may place us at a competitive disadvantage,

     - our results of operations could be adversely affected, particularly in the event of a downturn in general economic conditions or our business, and

     - we may be vulnerable to interest rate fluctuations to the extent that our current and future indebtedness has variable interest rates.

     Our ability to satisfy our interest payment and other obligations on our outstanding debt will depend largely on our future performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. Demand for our products, for example, may be adversely affected by "mad cow" disease, "foot and mouth" disease, listeria, or other pathogens endemic to the food industry. There is a risk that we will not be able to generate sufficient cash flow to service our obligations under our outstanding debt, including the new notes, or that cash flows, future borrowing or equity financing will not be available for the payment or refinancing of our debt. To the extent that we are not successful in repaying or negotiating renewals of our borrowings or in arranging new financing, our business and results of operations will be materially adversely affected.

OUR ABILITY TO PAY CASH DIVIDENDS ON THE PREFERRED STOCK IS LIMITED.

     Dividends on the preferred stock are payable only if declared by our board of directors. Moreover, our ability to pay cash dividends on the preferred stock is subject to applicable limitations of state law and is severely restricted by our financial condition and the terms of the GECC Lease. There is a risk that we will not be able to pay cash dividends on the preferred stock.

THE PREFERRED STOCK IS JUNIOR TO ALL OUR LIABILITIES AND IS NOT REDEEMABLE.

     In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the preferred stock only after all of our indebtedness and other liabilities have been paid. Because the preferred stock is junior to all of our current and future indebtedness and future series of preferred stock, it is possible that there would not be sufficient assets remaining to pay amounts due pursuant to the liquidation provisions of the preferred stock then outstanding. Unlike with respect to the old notes, we are not required to redeem the preferred stock.

THE SECURITIES TO BE DISTRIBUTED TO THE HOLDERS OF OLD NOTES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE OR QUOTED ON ANY AUTOMATED INTER-DEALER QUOTATION SYSTEM, AND IT IS NOT ANTICIPATED THAT A MARKET WILL DEVELOP FOR THE SECURITIES.

     We do not anticipate that a market will develop for the securities being offered to the holders of old notes, and the holders of these securities may be required to bear the risk of their investment for an indefinite period of time. The new notes and preferred stock constitute new issues of securities with no established trading market and will not be listed on any securities exchange or quoted on any automated inter-dealer quotation system.

OTHER CREDITORS MAY OBJECT TO THE RESTRUCTURING.

     We conduct our domestic operations mainly through two subsidiaries, one of which leases most of its equipment from a trust for the benefit of GECC. As part of the restructuring, we are required to merge that subsidiary into ourselves. We do not believe that the merger would violate the terms of the GECC Lease, but it is possible that GECC may object to the merger or seek to prevent consummation of the restructuring. In addition, the lease documents require the trust to subordinate its liens on certain collateral securing the lease obligations (which is substantially the same collateral as will secure the new notes) to the liens of senior secured financing, which we believe includes the new notes. However, it is possible that GECC will dispute the application of this requirement to the new notes. We are required under the restructuring agreement to seek to enforce the provision requiring GECC to execute the subordination agreement, but consummation of the restructuring is not conditioned on GECC executing a subordination agreement. Accordingly, it is possible that consummation of the restructuring will be delayed, or that the intended subordination of liens securing the lease obligations may ultimately be determined by a court to be without effect, which could impair the value and collectibility of the new notes.

COMMENCEMENT OF BANKRUPTCY PROCEEDINGS MAY ADVERSELY AFFECT US.

     Commencement of our bankruptcy proceedings, even if only to confirm the prepackaged plan of reorganization, could adversely affect the relationships that we have with our customers, suppliers and employees. This in turn could affect adversely our cash flow and our ability to obtain confirmation of the prepackaged plan of reorganization. In addition, even if all classes of impaired creditors accept the prepackaged plan of reorganization, the prepackaged plan of reorganization may not be confirmed by the bankruptcy court. Additionally, the length of any bankruptcy proceedings we commence, including one seeking confirmation of the prepackaged plan of reorganization, would be subject to considerable uncertainty, and the completion of such proceedings could be delayed for reasons beyond our control. Finally, there is a risk that the bankruptcy court will decide that the offer to exchange and disclosure statement do not meet the disclosure requirements of the Bankruptcy Code or that the acceptances are otherwise not effective for the purpose of approving the prepackaged plan of reorganization.

FOR A DISCUSSION OF CERTAIN ADDITIONAL RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH VOTING ON THE PREPACKAGED PLAN OF REORGANIZATION, SEE THE SECTION CAPTIONED "CERTAIN FACTORS TO BE CONSIDERED" IN THE ACCOMPANYING DISCLOSURE STATEMENT.

WE MAY NOT BE ABLE TO COMPLETE THE RESTRUCTURING.

     For as long as the restructuring agreement remains in effect, the Agreeing Holders have agreed not to act to recover any claim with respect to the old notes, and to veto, to the extent provided for in the indenture, any instructions to take any such action. It is possible, however, that we will not be able to complete the restructuring, which could result in the following undesirable events:

     - an involuntary bankruptcy petition could be filed against us by our creditors,

     - we may need to commence a bankruptcy to reorganize under applicable provisions of the Bankruptcy Code without the benefit of any pre-negotiated restructuring plan with our creditors, and

     - we could lose business if our customers, or have our business interrupted if our suppliers, doubt our ability to satisfy obligations on a timely or long-term basis.

     If a restructuring pursuant to the restructuring agreement or the prepackaged plan of reorganization is not completed, we may need to reorganize and restructure under the protection of the Bankruptcy Code without the benefit of a pre-negotiated plan with our creditors. There is a risk that a bankruptcy case will result in a liquidation rather than a reorganization, or that any reorganization would be on terms not as favorable to the holders of old notes as the terms of the restructuring pursuant to the restructuring agreement or the prepackaged plan of reorganization. If a liquidation or lengthy bankruptcy proceeding were to occur, there is a substantial risk that the holders of old notes would receive significantly less than the recovery anticipated in the restructuring.

IN CONNECTION WITH THE RESTRUCTURING, WE WILL UNDERGO A CHANGE IN CONTROL.

     The restructuring agreement provides that, on the consummation of the offer, the current outside directors will be replaced by designees of the Agreeing Holders. Our current chief executive officer, Mr. Gustafson, has indicated that he plans to leave our employ following consummation of the offer. We have not begun a search for a new chief executive officer to replace Mr. Gustafson, and may not be able to replace him with someone of comparable experience in the industry. Moreover, holders of the preferred stock will control over 90% of our voting power after the restructuring plan has been consummated, and will therefore be able to elect all of our directors and direct our management without the support of any other stockholder, including taking corporate action such as amending our charter documents, issuing new securities and selling us by way of merger or the sale of all or substantially all of our assets. In addition, one holder, High River Limited Partnership ("High River"), will hold approximately 25% of our voting power and may be able to exercise a controlling influence over our management and policies.

THE INTERESTS OF MANAGEMENT, WHICH NEGOTIATED THE RESTRUCTURING, DIFFER FROM THOSE OF THE HOLDERS OF THE OLD NOTES.

     The restructuring agreement was negotiated by our senior management. Management has interests which differ from those of the holders of the old notes. Members of management do not hold old notes (and will not receive new notes in the restructuring), but own in the aggregate significant amounts of our common stock. Members of management will receive shares of preferred stock in the restructuring. In connection with the restructuring, we will agree with members of management to provide indemnification and insurance during the period following consummation of the restructuring. In addition, the Agreeing Holders have agreed not to challenge the employment agreements of or indemnification agreements to be entered into with our senior management. These interests of management could be seen as having affected the outcome of the negotiations.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM OUR PROJECTIONS.

     The projected financial information contained in the disclosure statement necessarily is based on numerous estimates and assumptions. These estimates and assumptions are inherently subject to significant business, economic and competitive uncertainties, contingencies and risks, many of which are beyond our control. Actual results will vary from these projections, and the variations may be material. Financial projections are necessarily speculative in nature, and the assumptions underlying these projections may prove not to be valid. The projections should not be regarded as a representation that the projections will be achieved. We do not intend to update or otherwise revise the projections to reflect events or circumstances existing after the date of this offer to exchange or to reflect the occurrence of unanticipated events. Our independent public accountants have not provided any form of assurance on the projected financial information. Consequently, no other person assumes any responsibility for the projected financial information. Holders of old notes should not place undue reliance on the projected financial information contained in this offer to exchange.

WE WILL BE LIMITED IN THE USE OF OUR NET OPERATING LOSS CARRYFORWARDS IF THE FINANCIAL RESTRUCTURING OCCURS.

     Completion of the offer will result in taxable income to us and may reduce or limit the use of our net operating loss carryovers. In the offer, we will realize taxable income from the discharge of indebtedness. This income will not be taxed to the extent that we are insolvent at the time of the offer. Any debt discharge income over the amount by which we are insolvent will be taxed. The amount of untaxed debt discharge income must be used to reduce our net operating loss carryovers and other tax attributes.

     The offer will limit the future use of our remaining net operating loss carryovers. After consummation of the offer, our net operating losses may be used in any year only to the extent of the product of the "tax-exempt long-term interest rate" in effect at the time of the consummation of the offer multiplied by the value of our common and preferred stock at that time.

THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND PREFERRED STOCK IN THE EXCHANGE OFFER COULD BE TREATED AS A TAXABLE EXCHANGE IF THE INTERNAL REVENUE SERVICE DETERMINES THAT THE OLD NOTES ARE NOT "SECURITIES" FOR FEDERAL INCOME TAX PURPOSES.

     If the Internal Revenue Service determines that the old notes are not securities, the exchanges would be taxable to the participating holders, who would then generally recognize a capital gain (or loss) as a result of the exchanges. For a more detailed discussion of the potential tax consequences to exchanging holders, see "U.S. Federal Income Tax Considerations -- Consequences of old debt under the exchange offer."

WE MAY INCUR AN INCOME TAX LIABILITY AS A RESULT OF THE OFFER.

     On completion of the offer, we will realize cancellation of debt income in an amount equal to the difference between the adjusted issue price of the old notes accepted for exchange and fair market value of the principal amount of the new notes and the preferred stock issued in exchange for the old notes. All or most of this cancellation of debt income may be excluded from our taxable income to the extent that, as of the time immediately before the completion of the exchange, we are considered insolvent for federal income tax purposes. In addition, to the extent this insolvency exception does not apply, we have accumulated net operating losses that should offset most or all of this cancellation of debt income. For alternative minimum tax purposes, the use of our net operating loss carryforwards could cause us to have alternative minimum taxable income. Accordingly, we may have an alternative minimum tax liability for the taxable year of the completion of the offer. See "U.S. Federal Income Tax Considerations -- Consequences to Viskase."

WE MAY NOT RECEIVE AN INTEREST DEDUCTION FOR THE NEW NOTES.

     If the IRS were to classify the new notes as equity, we would not be entitled to interest deductions with respect to the new notes.

HOLDERS OF THE NEW NOTES MAY HAVE TO PAY TAX ON INTEREST INCOME NOT RECEIVED IN CASH.

     The new notes will likely have a fair market value that will be less than their stated principal amount and interest on the new notes may be paid in kind ("PIK"). Accordingly, the new notes and the receipt of PIK notes would be subject to the original issue discount ("OID") rules. A holder of an instrument that is subject to the OID rules is required to take into account currently interest income prior to the receipt of any cash interest payments.

WE ARE INVOLVED IN LEGAL PROCEEDINGS; WE CANNOT PREDICT THE OUTCOME OF THESE PROCEEDINGS, BUT IF WE WERE TO LOSE THEM, THE RESULTING JUDGMENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     As our SEC filings indicate, we are the subject of a number of pending legal proceedings involving such matters as our state tax liabilities, a government investigation into possible antitrust violations as well as purported class actions alleging such violations and a governmental investigation into potential environmental contamination. An unfavorable outcome in any of these proceedings could have a material adverse effect on us.

WE HAD SIGNIFICANT LOSSES IN 1998, 1999, 2000 AND 2001, AND WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO GENERATE PROFITS FROM OPERATIONS IN THE FUTURE.

     For the fiscal years ended December 31, 1998, 1999, 2000 and 2001, we had consolidated net losses of approximately $149,000,000, $31,800,000, $17,800,000 and $25,500,000, respectively. There is a risk that we will not be able to generate profits in the future due principally to interest expenses and the competitive nature of the industry in which we operate. Our auditor's opinion for the year ended December 31, 2001, included a going concern qualification.

WE RECEIVE OUR RAW MATERIALS FROM FEW SUPPLIERS, AND PROBLEMS WITH THEIR SUPPLY COULD ADVERSELY AFFECT US.

     Raw materials constitute an important aspect and cost factor of our operations. We generally purchase our raw materials from a single source or small number of domestic suppliers. Any inability of our suppliers to timely deliver raw materials or any unanticipated change in our suppliers could be disruptive and costly to us. The inability to obtain raw materials from these suppliers would require us to seek alternative sources located outside the United States. These alternative sources may not be adequate for all of our raw material needs, nor may adequate raw material substitutes exist that we could modify our processes to use. Any of these possibilities could have a material adverse effect on our future financial performance.

OUR INTERNATIONAL OPERATIONS EXPOSE US TO UNCERTAINTIES AND RISKS FROM ABROAD WHICH COULD NEGATIVELY AFFECT OUR OPERATIONS AND SALES.

     We currently have sales in countries where economic growth has slowed or where economies have been unstable or hyperinflationary in recent years. The economies of other foreign countries important to our operations could also suffer slower economic growth or instability in the future. The following are among the risks that could negatively affect our operations and sales in foreign markets:

     - new restrictions on access to markets,

     - unfavorable exchange rate fluctuations,

     - embargoes,

     - new tariffs,

     - further spread of "mad cow" and "foot and mouth" diseases,

     - outbreaks of listeria or other pathogens endemic to the food industry,

     - adverse changes in monetary and/or tax policies,

     - inflation,

     - political instability, and

     - changes in foreign laws and regulations.

     Should any of these risks occur, it could impair our ability to export our products or conduct our foreign operations and result in a loss of sales and profits from our international operations.

WE ARE SUBJECT TO SEVERAL PRODUCTION-RELATED RISKS THAT COULD JEOPARDIZE OUR ABILITY TO REALIZE SALES AND PROFITS.

     To realize sales and operating profits at levels we must manufacture, source and deliver in a timely manner products of high quality. Among others, the following factors can have a negative effect on our ability to do these things:

     - labor difficulties,

     - scheduling and transportation difficulties,

     - management dislocation,

     - product quality issues, which can result in returns or allowances,

     - additional outbreaks of "mad cow" and "foot and mouth" diseases or outbreaks of listeria or other pathogens endemic to the food industry,

     - changes in laws and regulations (domestic and international), including changes in tax rates, accounting standards, environmental laws and occupational health and safety laws, and

     - changes in the availability and cost of labor.

WE OPERATE IN A HIGHLY COMPETITIVE MARKET WHICH HAS OVER-CAPACITY AND OUR INABILITY TO COMPETE EFFECTIVELY COULD CAUSE US TO LOSE MARKET SHARE AND ADVERSELY AFFECT OUR FINANCIAL RESULTS.

     We operate in an extremely competitive environment. We have several domestic and foreign competitors, and many of them are financially strong and capable of competing effectively with us. Over the past five to seven years, many competitors have been willing to reduce prices significantly and accept lower profit margins to compete. Consolidation of our customer base has contributed to the competitive price cutting environment. As a result of this competition, we could lose market share and sales and suffer losses, which could have a material adverse effect on our future financial performance.

     The casing industry has over-capacity which is expected to continue until capacity is removed or demand substantially increases. Until at least one of these events occurs, pricing in the casing industry is likely to remain competitive. Our future success will significantly depend on our ability to remain competitive in the areas of price, quality, marketing, product development, manufacturing and customer service. There is a risk that we will not be able to compete effectively in these areas in the future. We do not expect to see an improvement in our operating income until prices for our products begin to increase.

                               THE RESTRUCTURING

BACKGROUND

     During the last quarter of 2000 and the first quarter of 2001, in a continuing effort to improve our financial condition, we and our outside legal counsel held discussions with GECC concerning a possible restructuring of the GECC Lease.

     During the first quarter of 2001, we retained Credit Suisse First Boston Corporation ("CSFB") to advise us in connection with the refinancing of the old notes in light of their upcoming maturity. At that time, we were considering a buyout or renegotiation of the GECC Lease, obtaining additional revolving credit and refinancing or an exchange offer with respect to the old notes.

     On May 31, 2001, the board of directors held a meeting to discuss, among other things, the status of negotiations with GECC and a possible exchange offer with respect to the old notes. It was reported to the board of directors that discussions with GECC were proceeding slowly, but would continue. Senior officers and a representative from CSFB also presented the principal terms of a possible exchange offer. The exchange offer would also include a solicitation of acceptances for approval of a prepackaged plan of reorganization if we did not receive sufficient tenders of old notes in the exchange offer. After discussions with CSFB and our outside legal advisors, the board of directors approved the continuation of negotiations with GECC and the further development of the terms of a possible exchange offer and prepackaged plan of reorganization. The board of directors approved not making the June 1, 2001 interest payment on the old notes, determining to pay it in connection with the proposed exchange offer. The board of directors further decided that, if we were unable to reach an agreement with GECC and commence an exchange offer by June 30, 2001, then we would make the June 1, 2001 interest payment no later than June 30, 2001.

     Being as we did not reach agreement with GECC or commence an exchange offer by June 30, 2001, we paid the interest due on June 1, 2001 on the old notes plus past due interest.

     The board of directors had further discussion regarding the GECC Lease, the proposed exchange offer and the restructuring at meetings of the board of directors on August 30, 2001, at which CSFB presented alternatives regarding the restructuring. Based on advice from our financial and legal advisors, the board of directors determined that it would be in our best interest to establish an ad hoc committee of holders of old notes to facilitate a restructuring of the old notes prior to the December 1, 2001 maturity date. Our outside legal counsel advised the board of directors that representatives of High River, which held a significant percentage of old notes, indicated that they would be interested in participating in the process of restructuring our debt and equity. At the August 30, 2001 meeting, Mr. Gustafson informed the board of directors that we had not yet received a response from GECC on the proposed restructuring of the GECC Lease.

     During September 2001, we entered into confidentiality agreements with the noteholders who wished to serve on the committee. On October 8 and November 15, 2001, we met with the committee and presented our proposal for restructuring the old notes.

     During October 2001, we and GECC had further discussions concerning restructuring the GECC Lease.

     At a meeting of the board of directors on November 1, 2001, the board of directors discussed whether to make the lease payment under the GECC Lease due November 1, 2001. In addition, CSFB made a presentation to the board of directors reviewing possible restructuring scenarios under which we (i) did nothing, (ii) exchanged convertible notes for the old notes, (iii) restructured the GECC Lease or (iv) repurchased the old notes. CSFB's review of the various restructuring alternatives was followed by a detailed discussion of the merits of each of the alternatives, the proposals which had been advanced by GECC and the committee, our ability to restructure and the effect on our business if we were to file for protection under Chapter 11. At the conclusion of the meeting, the board of directors determined that we would not make the lease payment under the GECC Lease due November 1, 2001.

     As a result of our not making the November 1, 2001 lease payment, on November 16, 2001, GECC drew down on its letter of credit.

     In the morning of November 15, 2001, members of management, with outside counsel, met with GECC to discuss proposals for restructuring the GECC Lease. The parties were again unable to reach an agreement.

     In the afternoon of November 15, 2001, members of management and outside counsel met with the committee. At the meeting, we and the committee discussed alternative structures for a restructuring. The committee proposed a restructuring of the old notes which would result in the bondholders receiving substantially all of our equity and new notes which would allow interest to be paid in kind for the first three years.

     At a meeting of the board of directors on November 17, 2001, management reported on the meetings with GECC and the committee. The board of directors determined that the GECC proposal was not in our best interest. In addition, management reported that the letter of credit drawn upon by GECC would need to be replenished or we would risk GECC declaring an event of default under the GECC Lease.

     At a meeting of the board of directors on November 29, 2001, the board of directors reviewed the status of negotiations with the committee and considered the various proposals made by the committee and alternative structures suggested by management and its advisors. The board of directors also considered whether we should file for bankruptcy instead of pursuing a negotiated transaction. The board of directors determined that the best course of action would be to continue negotiating a restructuring with the committee. The board of directors' decision was based on its belief and outside counsel's advice that any bankruptcy would be contentious and therefore, very expensive, and would create further instability for us for up to one year.

     On December 1, 2001, the final interest payment and the principal on the old notes became due. Interest was not paid and the notes were not redeemed. Also on December 1, 2001, the board of directors held a meeting to again discuss possible alternatives for the restructuring, including filing for bankruptcy.

The board of directors instructed management to request a term sheet from the committee on its proposal for restructuring.

     On December 7, 2001, the committee delivered a written non-binding term sheet to the board of directors outlining the proposed terms of an exchange offer.

     On December 8, 2001, the board of directors held a meeting to discuss the committee's written proposal. At the meeting, the board of directors received oral presentations from financial and legal counsel regarding the proposal. After considering other alternatives, the board of directors concluded that negotiating a restructuring transaction with the committee was in our best interest and directed management to proceed with further negotiation of a term sheet and definitive documentation.

     During December 2001, we and the committee instructed our respective legal counsel to begin drafting definitive documentation to effect an exchange offer generally on the basis of the term sheet.

     On December 19, 2001, we delivered to the committee a draft of a restructuring agreement and related documents.

     On December 21, 2001, we and GECC entered into an agreement pursuant to which GECC agreed to waive certain defaults or events of default and forbear from enforcing certain rights under the GECC Lease. In connection with this agreement, the letter of credit for the benefit of GECC was replenished.

     On December 27, 2001, the committee provided us with its comments to the restructuring agreement and related documents. On January 10, 2002, we and members of the committee and our respective outside counsel held a meeting via teleconference to discuss outstanding issues regarding the restructuring documents. In addition, Mr. Gustafson and representatives of the Agreeing Holders engaged in several telephone conversations to discuss various business issues relating to the proposed restructuring. Over the next several weeks, negotiations continued on the terms of the restructuring.

     The board of directors held a meeting on January 31, 2002 to review the status of the negotiations with the committee regarding the exchange offer. Legal counsel reported that initial documentation had been prepared and that the committee's counsel was reviewing the drafts.

     Between January 31 and May 13, 2002, we and the committee continued to negotiate the terms of the restructuring documentation. Over that period of time we prepared and exchanged with the committee drafts of the various restructuring documents.

     On May 13, 2002, the board of directors held a meeting to consider the terms of the proposed restructuring. CSFB made a presentation to the board of directors of its analysis of our valuation and sustainability of our debt level following completion of the proposed restructuring. The board of directors also considered possible disadvantages of the restructuring and discussed the feasibility of alternatives. After lengthy discussion, the board of directors unanimously approved the restructuring and each of the agreements related thereto.

     On July 9 and 10, 2002, the board of directors held meetings at which it unanimously approved changes to the restructuring agreement that had been negotiated since the May 13, 2002 board meeting and reaffirmed its approval of the transaction.

REASONS FOR THE RESTRUCTURING

     The board of directors has unanimously approved the restructuring and the prepackaged plan of reorganization and deemed the transactions contemplated by such plans as being in our best interest. We believe that completing the restructuring through the restructuring plan or the prepackaged plan of reorganization is essential to our ability to continue to operate as a going concern. In reaching this determination, the board of directors considered a number of factors, including the following:

     - we were not able to service our debt obligations and, based on management's financial projections, would not likely be able to do so in the future,

     - the growing perception among our suppliers and customers of our poor financial condition and risks involved in continuing to engage in business with us and the potential impact on our business,

     - the absence of other available strategic alternatives,

     - the low likelihood of realizing greater value from strategic alternatives, including a bankruptcy filing not structured as a prepackaged plan or a liquidation,

     - the potential negative impact on our operations of other strategic alternatives, including a bankruptcy filing not structured as a prepackaged plan,

     - the liquidation analysis we prepared with the assistance of CSFB which shows that our stockholders would likely receive nothing in a Chapter 7 liquidation and the holders of old notes would likely receive less in value than the consideration to be received in the offer, and

     - the fact that the majority of holders representing approximately 54.1% of the principal amount of the old notes have committed to support the transactions by executing the restructuring agreement and the low likelihood of being able to consummate an alternative transaction without their support.

     Our board of directors also considered or was aware of a number of potential disadvantages in its deliberations concerning the restructuring. The potential disadvantages included:

     - the restructuring contains provisions which affect our senior management differently from the holders of old notes and the stockholders, which might be seen to have affected their negotiation of the restructuring,

     - we will continue to be highly leveraged,

     - holders of our outstanding common stock will be substantially diluted as a result of the issuance of preferred stock,

     - we will experience a change of control,

     - possible objections on the part of other creditors, and

     - we are contractually prohibited from actively pursuing other transactions to effect a restructuring.

     The board of directors did not believe that the disadvantages were sufficient, individually or in the aggregate, to outweigh the potential advantages of the restructuring. Specifically, the board did not believe that management's interests affected the negotiation of the restructuring agreement. Given the publicity concerning our situation, our efforts to pursue alternatives and the lengthy process we had undergone in negotiating the restructuring, the board did not believe that transactions involving less leverage or less dilution, or avoiding a change of control or the risk of creditor challenge were practicable. In addition, the board did not believe that contractual restrictions on pursuing other transactions were significant in our current situation.

     The board of directors also considered alternatives to the restructuring including the following:

     - alternative restructuring transactions with GECC or transactions with the noteholders that would result in lower leverage,

     - bank financing,

     - our sale to another company, and

     - liquidation.

However, the board did not believe that bank financing or an acquisition of Viskase was likely, and felt that liquidation would result in a lesser return for our securityholders. The board had discussed the possibility of transactions resulting in lower leverage with the Agreeing Holders, but was unable to persuade them to engage in such a transaction.

     The board of directors believes that its fiduciary obligations to its stockholders makes it inappropriate for the board of directors to make any recommendation to the holders of old notes with respect to the offer. Accordingly, we and the board of directors express no opinion and remain neutral with respect to the offer.

THE RESTRUCTURING AGREEMENT

     We are making the offer under a restructuring agreement that we entered into with holders of approximately 54.1% of the old notes, consisting of High River, Debt Strategies Fund, Inc. and Northeast Investors Trust. The terms of this agreement are summarized below.

  THE OFFER

     We must use commercially reasonable efforts to complete the offer. On satisfaction of all conditions to the offer, we must accept the old notes for exchange in accordance with the terms of the offer as soon as reasonably practical. We may not waive any condition or make any changes in the terms of the offer without the consent of the Agreeing Holders. However, we may extend the offer until November 3, 2002, if immediately before the expiration of the offer any condition to the offer is not satisfied and the board of directors determines there is a reasonable basis to believe that the condition could be satisfied by that date. We must extend the offer in this manner at the request of the Agreeing Holders. The offer must be conducted in a manner that will make it exempt from registration under Section 3(a)(9) of the Securities Act.

     Holder actions. Each Agreeing Holder has approved and consented to the offer. Each Agreeing Holder must tender all old notes beneficially owned by it or its affiliates in the offer and must vote all old notes in favor of the approval and adoption of the plan of reorganization. No Agreeing Holder may vote in favor of any action that could reasonably be expected to adversely affect the plan of reorganization. In connection with the offer, each Agreeing Holder must furnish us with assistance as we reasonably request in connection with the preparation and consummation of the offer.

     Board representation. On the consummation of the offer or the effective date of the plan of reorganization, we and the Agreeing Holders must use commercially reasonable efforts to cause the board of directors to consist of five persons, one of whom is our chief executive officer and four of whom are designees of the holders of a majority of the shares of new preferred stock to be held by the Agreeing Holders. One designee must be a person that would qualify as an independent director under the current rules of the Nasdaq Stock Market excluding the financial statement knowledge requirements applicable to the composition of audit committees, and is independent (as defined under those rules) both with respect to us and with respect to each holder of more than 5% of the preferred stock.

     Conditions to holders' obligations. The obligation of each Agreeing Holder to tender the old notes owned by it in the offer is subject to the fulfillment of each of the following conditions (which may be waived by the Agreeing Holder in its sole discretion):

     - the representations and warranties we make in the agreement must be true in all material respects,

     - we must have merged our operating subsidiary Viskase Corporation into ourselves,

     - our board of directors as of the time of the consummation of the offer must be constituted as described above,

     - we must have redeemed or terminated the rights under our shareholder rights plan,

     - all old notes, excluding those held by the Agreeing Holders, must have been tendered in the offer,

     - the indenture under which the new notes are to be issued must have been qualified under the Trust Indenture Act of 1939, and

     - we must have adopted amended and restated bylaws.

  OUR AGREEMENTS

     Merger of operating subsidiary. Immediately before we accept old notes for exchange under the offer, we must merge our operating subsidiary Viskase Corporation into ourselves.

     Company rights agreement. Before the consummation date of the offer, we must redeem or terminate the rights under our shareholder rights plan.

     Subordination agreement. We must take all commercially reasonable actions necessary to enforce the subordination provisions of our security agreement with GECC, including by seeking injunctive relief. These provisions require GECC to subordinate its rights as lessor of our operating facilities to the rights of holders of the new notes.

     Indemnification agreements. We must indemnify our current directors and executive officers and maintain insurance against liabilities they incur as a result of their service in these capacities.

     Plan of reorganization. If not all conditions of the offer have been satisfied and the offer has terminated in accordance with its terms, by November 6, 2002, we must file the plan of reorganization with a bankruptcy court if we have obtained from holders of the old notes the requisite consents under the Bankruptcy Code. We must use commercially reasonable efforts to have the plan of reorganization confirmed by the bankruptcy court.

     Conduct of business. Until the consummation date of the offer or the effective date of the plan of reorganization, as applicable, we must conduct business only in the ordinary course.

     GECC documents. Until the consummation date of the offer or the effective date of the plan of reorganization, as applicable, we may not amend our leveraged lease agreements with GECC except in minor respects.

     No issuance of securities. Until the consummation date, we may not issue any securities other than (1) common stock issued under stock options or similar rights currently outstanding or our stockholder rights plan or (2) shares of preferred stock to our employees to be designated by our chief executive officer under our restricted stock plan.

     Charter amendment. As soon as reasonably practicable after the consummation date, we must hold a meeting of our stockholders to vote on an amendment to our certificate of incorporation to increase the number of authorized shares of common stock to 950,000,000 so as to permit conversion of the preferred stock.

     Restricted stock plan. On the consummation date, we will issue 640,000 shares of the preferred stock to personnel designated by our chief executive officer under a new restricted stock plan. Up to an additional 680,000 shares may be issued under the plan in the future. These shares will vest over a period of four years, subject to acceleration in certain circumstances.

     No solicitations. Neither we nor our affiliates may solicit inquiries or proposals with respect to a business combination involving us or any of our significant subsidiaries, acquisitions or similar transactions involving the purchase of any significant portion of our assets or 50% or more of our common stock or the refinancing of the old notes. However, the board of directors may furnish information to or negotiate with any person that makes an unsolicited bona fide proposal for a transaction, if the board of directors in good faith determines with the advice of counsel that it must do so to comply with its fiduciary obligations.

     Expenses. We must reimburse the Agreeing Holders for their reasonable out-of-pocket legal expenses in connection with the restructuring agreement, including the reasonable fees and expenses of one counsel, whether or not the offer is consummated or the plan of reorganization becomes effective. All other costs and expenses incurred in connection with the transactions contemplated by the restructuring agreement or the plan of reorganization must be paid by the party incurring them.

     Registration rights. Immediately prior to consummation of the offer, the parties to the restructuring agreement will enter into a registration rights agreement under which we will register for resale under the Securities Act the preferred stock and underlying common stock to be issued to the Agreeing Holders.

  AGREEMENTS OF THE AGREEING HOLDERS

     Transfer restrictions. For three years after the consummation date or the effective date of the plan of reorganization, as applicable, no Agreeing Holder may transfer any shares of the preferred stock or common stock into which the preferred stock is converted. However, beginning on the second anniversary of the consummation date or the effective date of the plan of reorganization, as applicable, a holder may transfer the preferred stock or converted common stock subject to a right of first refusal in favor of us or our designee. These restrictions do not apply to transfers from an Agreeing Holder to its affiliates or from one Agreeing Holder to another.

     Employment and indemnity agreements. Each Agreeing Holder must, and after the consummation date for as long as such Agreeing Holder or its affiliates owns any of our voting securities must, take no action, and must not support the action of any other person to, or to cause us to, breach, challenge, reject or question the validity or binding status of, including without limitation in any bankruptcy proceeding, the existing employment agreements with our chief executive officer, chief financial officer or general counsel, indemnification agreements to be entered into with these individuals or nine other of our employees, or the letter of credit agreement dated April 9, 2002 among F. Edward Gustafson, us and Viskase Corporation. In addition, no Agreeing Holder may oppose the assumption by us of these agreements in a plan of reorganization.

     Forbearance. For as long as the restructuring agreement remains in effect, no Agreeing Holder may act to recover any claim with respect to the old notes, and, to the extent provided for in the indenture, each must veto any instructions to take any such action given by any holder of old notes to the trustee under the indenture under which the old notes were issued.

  WARRANTIES

     The parties have made warranties to each other concerning the following matters:

     - their due organization,

     - their authority with respect to the restructuring agreement,

     - the restructuring agreement not breaching laws, orders or agreements applicable to them or requiring approvals or consents of third parties,

     - the absence of legal proceedings against them with respect to the restructuring, and

     - the accuracy of information they supply for inclusion in this offer document.

     In addition, we have made warranties concerning our capital structure and the inapplicability to the restructuring of our shareholder rights plan and the anti-takeover provision of the Delaware General Corporation Law. The Agreeing Holders have warranted their respective holdings of the old notes.

  TERMINATION

     The restructuring agreement may be terminated:

     - By either us or the Agreeing Holders if:

      - at any time after the Final Expiration Date of the offer neither the exchange of the old notes in the offer has occurred nor sufficient acceptances approving the plan of reorganization have been received, and the failure is not caused by a breach of the agreement by the terminating party,

      - at any time after January 31, 2003, neither the offer has been consummated nor the plan of reorganization has been confirmed,

      - any governmental or regulatory authority has issued an order restricting the offer, and the order has become final and non-appealable, or

      - any plan of reorganization other than the agreed plan is approved by any bankruptcy court, provided that the terminating party did not submit and does not support any such plan.

     - By the Agreeing Holders if:

      - we fail to use commercially reasonable efforts to complete the offer in accordance with its terms other than as a result of a breach of the agreement by an Agreeing Holder,

      - at any time after the third business day following the Final Expiration Date of the offer we have not filed the plan of reorganization,

      - we support another plan of reorganization or fail to use commercially reasonable efforts to have the plan of reorganization confirmed other than because of any breach of the restructuring agreement by any Agreeing Holder,

      - we have materially breached the restructuring agreement,

      - our shareholder rights plan is triggered other than by action of an Agreeing Holder or affiliate and additional shares of common stock become issuable on exercise of the rights. In this case, for ten business days following notice of termination, we and the Agreeing Holders must use good faith efforts to modify the terms of the restructuring agreement in a mutually agreeable way to preserve the economic result of the original transaction in light of the rights having become exercisable, or

      - F. Edward Gustafson has resigned at the request of our board of directors (other than for cause as defined in his employment agreement) without the consent of the Agreeing Holders.

     - By us if:

      - any Agreeing Holder fails to tender its old notes and vote in favor of the plan of reorganization, or supports any plan of liquidation or reorganization other than the agreed plan of reorganization,

      - the board of directors determines in good faith, based on the advice of outside counsel, that termination of the agreement is required to comply with its fiduciary duties by reason of a bona fide superior proposal. In this case, we must allow the Agreeing Holders 48 hours to submit a new proposal, which the board of directors must consider in good faith. "Superior proposal" means any proposal for an alternative transaction of the type discussed under "No solicitations" above which the board of directors concludes in good faith is more favorable to us than the offer,

      - there has been a material breach by an Agreeing Holder under the agreement, or

      - any Agreeing Holder fails to furnish us with information and assistance as we reasonably request in connection with the preparation and consummation of the offer.

     If the agreement is validly terminated, there will be no liability on the part of any party or its representatives or affiliates.

                                   THE OFFER

TERMS OF THE OFFER; PERIOD FOR TENDERING OLD NOTES

     This offer to exchange and the enclosed letter of transmittal constitute an offer to exchange $367.96271 principal amount of new notes and 126.82448 shares of preferred stock for each $1,000 principal amount of old notes, subject to the terms and conditions described in this offer to exchange. This offer is being extended to all holders of old notes. As of the date of this offer to exchange, $163,060,000 aggregate principal amount of the old notes are outstanding. This offer to exchange and the enclosed letter of transmittal are first being sent on or about August 20, 2002 to all holders of old notes known to us. Subject to the conditions listed below and the restructuring agreement, and assuming we have not previously elected to terminate the offer, we will accept for exchange all old notes which are properly tendered on or prior to the expiration of the offer and not withdrawn as permitted below. The offer will expire at 5:00 p.m., New York City time, on September 19, 2002. Subject to the restructuring agreement, we may extend the period of time during which the offer is open. Our obligation to accept old notes for exchange in the offer is subject to the conditions listed below under the caption "Conditions to the offer." The form and terms of the new notes and the preferred stock are described in this offer to exchange in the sections captioned "DESCRIPTION OF THE NEW NOTES" and "DESCRIPTION OF CAPITAL STOCK -- Series A convertible preferred stock."

     We expressly reserve the right, at any time and from time to time, to extend the period of time during which the offer is open, and thereby delay acceptance for exchange of any old notes. If we elect to extend the period of time during which the offer is open, we will give oral or written notice of the extension and delay. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the offer. During any extension of the offer, all old notes previously tendered and not withdrawn will remain subject to the offer and may be accepted for exchange by us. We will return to the registered holder, at our expense, any old notes not accepted for exchange as promptly as practicable after the expiration or termination of the offer.

     Subject to the terms of the restructuring agreement, we expressly reserve the right to amend or terminate the offer, and not to accept for exchange any old notes not previously accepted for exchange if any of the events described below under the caption "Conditions to the offer" should occur. We will give oral or written notice of any amendment, termination or non-acceptance as promptly as practicable.

     Neither we nor any of our advisors or representatives makes any recommendations as to whether or not holders should tender their old notes and deliver their acceptances under the offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW SECURITIES

     On satisfaction or waiver of all of the conditions to the offer, and assuming we have not previously elected to terminate the offer, we will accept, promptly after the expiration of the offer, all old notes properly tendered and not withdrawn. We will issue the new securities promptly after acceptance of the old notes. For purposes of the offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice of acceptance to the exchange agent, with written confirmation of any oral notice to be given promptly after any oral notice.

     In all cases, the issuance of our new securities in exchange for old notes will be made only after the exchange agent timely receives

     - either certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent's account at DTC,

     - a properly completed and duly executed letter of transmittal, with any required signature guarantees, or, in the case of a book-entry, a confirmation, and

     - all other required documents.

If for any reason we do not accept any tendered old notes, we will return the unaccepted or non-exchanged old notes without expense to the registered tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC by using the book-entry procedures described below, the unaccepted or non-exchanged old notes will be credited to an account maintained by the tendering holder with DTC. Any old notes to be returned to the holder will be returned as promptly as practicable after the expiration or termination of the offer.

     New notes to be issued in the offer will be issued only in whole dollar amounts rounded down to the nearest dollar. Preferred stock to be issued in the offer will be issued only in whole shares rounded down to the nearest whole share.

PREPACKAGED PLAN ACCEPTANCES

     In connection with the offer, we are soliciting from each holder an acceptance of the prepackaged plan of reorganization as set forth in the disclosure statement. If the offer is not consummated, but we receive acceptances of the prepackaged plan of reorganization from holders of at least
(a) two-thirds of the outstanding principal amount of old notes and (b) a majority of the Allowed Claims (as defined in the accompanying disclosure statement) with respect to the old notes, and such acceptances are not properly revoked, we intend, subject to the terms of the restructuring agreement, to file a voluntary petition under Chapter 11 of the Bankruptcy Code and seek confirmation of the prepackaged plan of reorganization in the bankruptcy court.

PROCEDURES FOR TENDERING OLD NOTES

     VALID TENDER. Except as set forth below, for a holder to validly tender old notes pursuant to the offer, a properly completed and duly executed letter of transmittal, as applicable (or a facsimile thereof), together with any signature guarantees and any other documents required by the instructions to such document, must be received by the exchange agent at one of the addresses set forth on the back cover of this offer to exchange on or prior to the expiration of the offer. In addition, either (i) certificates representing such old notes must be received by the exchange agent at such address or (ii) the old notes must be transferred pursuant to the procedures for book-entry transfer described under "Book-Entry Transfer" below and a book-entry confirmation must be received by the exchange agent, in each case on or before the expiration of the offer. A holder who desires to tender old notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose old notes are not immediately available must comply with the procedures for guaranteed delivery described under "-- Guaranteed Delivery" below.

     In all cases, the exchange of new securities for old notes under the offer will be made only after timely receipt by the exchange agent of

     - certificates representing the old notes or a book-entry confirmation with respect to such old notes,

     - letter of transmittal (or a facsimile thereof) properly completed and duly executed, and

     - any required signature guarantees and other documents required by the letter of transmittal.

Accordingly, tendering holders may be paid at different times depending on when certificates representing old notes or book-entry confirmations are actually received by the exchange agent.

     TENDER OF OLD NOTES HELD THROUGH DTC. The exchange agent and DTC have confirmed that the offer is eligible for DTC's Automated Tender Offer Program ("ATOP"). DTC has authorized any DTC participant that has old notes credited to its DTC account at any time to tender old notes as if it were a holder. Accordingly, DTC participants may electronically transmit their acceptance of the offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message (as defined below) to the Exchange Agent. See "-- Book Entry Transfer."

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from a participant in DTC that is tendering old notes which are the subject of such book-entry confirmation, that

     - such participant has received and agrees to be bound by the terms of the letter of transmittal, as applicable (or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery), and

     - we may enforce this agreement against the participant.

     BOOK-ENTRY TRANSFER. The exchange agent will establish an account at DTC ("book entry transfer facility") for purposes of the offer promptly after the commencement date of the offer. Any financial institution that is a participant in a book-entry transfer facility's system and whose name appears on a security position listing as the record owner of old notes may make book-entry delivery of old notes by causing the facility to transfer the old notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. ALTHOUGH DELIVERY OF OLD NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT A BOOK-ENTRY TRANSFER FACILITY, THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF) PROPERLY COMPLETED AND DULY EXECUTED, ALONG WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, MUST IN ANY CASE BE TRANSMITTED TO AND RECEIVED BY THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION OF THE OFFER, OR THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     SIGNATURE GUARANTEES. Signatures on a letter of transmittal need not be guaranteed if the old notes tendered thereby are tendered

     - by the holder(s) (which term, for purposes of the letter of transmittal, includes any participant in a book-entry transfer facility's system whose name appears on a security position listing as the record owner of the old notes), unless the holder has completed either the box entitled "special issuance instructions" or the box entitled "special delivery instructions" in the letter of transmittal, or

     - for the account of a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office in the United States, a member of the stock exchange medallion program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program or certain other eligible guarantors (each, an "eligible institution").

In all other cases, all signatures on the letter of transmittal must be guaranteed by an eligible institution. See instruction 3 of the letter of transmittal.

     Except as provided below under "Guaranteed delivery", unless the old notes being tendered are deposited with the exchange agent on or before the expiration of the offer (accompanied by the appropriate, properly completed and duly executed letter of transmittal and any other documents required thereunder), we may, in our sole discretion, reject the tender.

     GUARANTEED DELIVERY. Holders whose certificates representing old notes are not immediately available, or who cannot deliver their certificates and other required documents to the exchange agent or complete the procedure for book-entry transfer on or before the expiration of the offer, may nevertheless tender their old notes by properly completing and duly executing a notice of guaranteed delivery if all the following conditions are satisfied:

     - the tender is made by or through an eligible institution,

     - a notice of guaranteed delivery substantially in the form provided herewith, properly completed and duly executed, is received by the exchange agent as provided below on or prior to the expiration of the offer, and

     - the certificates representing all tendered old notes, or a book-entry confirmation with respect to all tendered old notes, together with the letter of transmittal (or a facsimile thereof), properly completed and duly executed, and any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of delivery of the notice of guaranteed delivery.

     A notice of guaranteed delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the exchange agent and must include a signature guarantee by an eligible institution in the form set forth in the notice of guaranteed delivery.

     THE METHOD OF DELIVERY OF CERTIFICATES REPRESENTING OLD NOTES, LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH A BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     LOST OR MISSING CERTIFICATES. If a holder desires to tender old notes, but the certificates representing the old notes have been mutilated, lost, stolen or destroyed, the holder should contact Deutsche Bank, trustee under the indenture for the old notes, about procedures for obtaining replacement certificates representing such old notes, arranging for indemnification or about any other matter which requires handling by the trustee. Deutsche Bank can be contacted at:

       Deutsche Bank Trust Company Americas
        c/o OB Services New Jersey, Inc.
        Corporate Trust & Agency Services
        Global Debt Services
        100 Plaza One, MS 0604
        Jersey City, NJ 07311
        Telecopier: (201) 593-6865
        Attention: Stanley Burg

     EFFECT OF LETTER OF TRANSMITTAL. Subject to and effective on the acceptance for exchange of the old notes tendered thereby for new securities, by executing and delivering a letter of transmittal, a tendering holder

     - irrevocably sells, assigns and transfers to us, or upon our order, all right, title and interest in and to all the old notes tendered thereby, and

     - irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of such holder (with full knowledge that the exchange agent also acts as our agent with respect to any such tendered old notes), with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to

      - deliver certificates representing the old notes, or transfer ownership of the old notes, on the account books maintained by any of the book-entry transfer facilities, together, in any such case, with all accompanying evidences of transfer and authenticity, to us or on our order,

      - present such old notes for transfer on the security register, and

      - receive all benefits or otherwise exercise all rights of beneficial ownership of such old notes.

     DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility and acceptance for exchange of tendered old notes under any of the procedures described above and the form and validity of all documents will be determined by us, in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any or all tenders of old notes determined not to be in proper form or if the acceptance of or payment for such old notes may, in the opinion of our counsel, be unlawful. We also reserve the right to waive or amend any condition to this offer to exchange that we are legally permitted to waive or amend. Our interpretation of the terms and conditions of this offer to exchange (including the letters of transmittal and the instructions thereto) will be final and binding.

     No tender will be deemed to have been validly made until all defects or irregularities have been cured or waived. None of us, the exchange agent, or any other person will be under any duty to give notification of any defects or irregularities in any tender of any old notes, or will incur any liability for failure to give any such notification.

     PLEASE SEND ALL MATERIALS TO THE EXCHANGE AGENT AND NOT TO US, THE INFORMATION AGENT OR THE TRUSTEE.

     WITHDRAWAL OF TENDERS. Tenders may be withdrawn at any time before the expiration of the offer. Old notes tendered on or before the expiration of the offer may not be withdrawn at any time after the expiration of the offer. In the event of a termination of the offer, the old notes will be returned to the tendering holder as promptly as practicable.

     If, for any reason whatsoever, acceptance for exchange of new securities for old notes tendered pursuant to the exchange offer is delayed or we extend the offer or are unable to accept for exchange or exchange the old notes tendered in the offer, we may instruct the exchange agent to retain tendered old notes and the old notes may not be withdrawn except to the extent that the tendering holder is entitled to withdrawal rights as described below.

     Any holder who has tendered old notes or who succeeds to the record ownership of old notes in respect of which such tenders have previously been given may withdraw such tenders of old notes on or before the expiration of the offer by delivery of a written notice of withdrawal. To be effective, a written or facsimile transmission notice must

     - be received by the exchange agent at one of the addresses specified on the back cover of this offer to exchange before the expiration of the offer,

     - specify the name of the holder,

     - contain the description of the old notes to be withdrawn or to which the notice of revocation relates, the certificate numbers shown on the particular certificates representing the old notes and the aggregate principal amount represented by the old notes, and

     - be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the old notes into the name of the person withdrawing such old notes. The signature(s) on the notice of withdrawal of tendered old notes must be guaranteed by an eligible institution unless the old notes have been tendered for the account of an eligible institution.

If the old notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately on receipt by the exchange agent of written or facsimile transmission of the notice of withdrawal even if physical release is not yet effected.

     A withdrawal of old notes can be accomplished only in accordance with the foregoing procedures.

     A withdrawal of a tender of old notes may not be rescinded and any old notes properly withdrawn will not be deemed validly tendered for purposes of this offer to exchange. Withdrawn old notes may, however, be re-tendered by repeating one of the procedures described in "-- Procedures for tendering old notes and delivering acceptances" at any time on or before the expiration of the offer.

CONDITIONS TO THE OFFER

     We will not be required to accept for exchange or exchange, may (subject to applicable regulation) delay the acceptance for exchange of any old notes, and may (except as provided in the restructuring agreement) amend or terminate the offer as to any old notes not then exchanged, unless

     - all old notes have been validly tendered and not properly withdrawn prior to the expiration of the offer,

     - the indenture under which the new notes are to be issued has been qualified under the Trust Indenture Act of 1939,

     - the merger of Viskase Corporation into us required under the restructuring agreement has occurred, and

     - at no time before the acceptance for any old notes (whether or not any have theretofore been accepted under the offer), none of the following events remains in effect:

          (a) there has been any law or final, non-appealable order entered, enforced, enacted, issued or deemed applicable to the offer by any court of competent jurisdiction or other competent regulatory authority which restrains the acceptance for exchange or exchange under the offer,

          (b) there has been instituted or is pending any proceeding brought by a governmental or regulatory authority seeking to restrain the making or consummation of the offer,

          (c) the restructuring agreement has been terminated in accordance with its terms,

          (d) the Agreeing Holders and we have agreed to terminate the offer or postpone the acceptance for exchange of old notes for new securities,

          (e) the representations and warranties made by each Agreeing Holder in the restructuring agreement were not true and correct in all respects material to the validity and enforceability of the restructuring agreement, as of the date of execution of the restructuring agreement (or any other date as of which they are specifically made) or have thereafter ceased to be true and correct in all such respects,

          (f) the Agreeing Holders have not complied with each of the obligations required by the restructuring agreement in all material respects, or

          (g) the offer documents contain any untrue statement of material fact with respect to, and supplied by, the Agreeing Holders, or omit to state a material fact necessary in order to make the statements with respect to the Agreeing Holders therein, in light of the circumstances under which they were made, not misleading, which in our sole judgment and regardless of the circumstances makes it inadvisable to proceed with the offer or with such acceptance for exchange.

     These conditions are for our sole benefit, may be asserted by us regardless of the circumstances giving rise to the condition and, subject to the terms and conditions of the restructuring agreement and any requirements of law, may be waived by us, in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of these foregoing rights will not be deemed a waiver of the right, and each right will be deemed an ongoing right that may be asserted at any time and from time to time.

EXCHANGE AGENT

     We have appointed Wells Fargo as the exchange agent for the exchange offer. All completed letters of transmittal and agent's messages should be directed to the exchange agent at one of the addresses set forth below. All questions regarding the procedures for tendering in the offer and requests for assistance in tendering your old notes should also be directed to the exchange agent at one of the following telephone numbers and addresses:

     Delivery to:  WELLS FARGO, AS EXCHANGE AGENT

    By regular mail or overnight courier:                      By facsimile:
                                                  (eligible guarantor institutions only)
         Wells Fargo Bank Minnesota,
            National Association                              (612) 667-9825
          Corporate Trust Services
      Sixth Street and Marquette Avenue                 To confirm by telephone or
                MAC N9303-120                              for information call:
            Minneapolis, MN 55479
        Attention: Jane Y. Schweiger                          (612) 667-2344

                  By hand:                                  By certified mail:

         Wells Fargo Bank Minnesota,                    Wells Fargo Bank Minnesota,
            National Association                           National Association
          Corporate Trust Services                        Corporate Trust -- CFS
    Northstar East Building -- 12th Floor                      P.O. Box 2370
           608 Second Avenue South                      Minneapolis, MN 55402-0370
            Minneapolis, MN 55402                      Attention: Jane Y. Schweiger
        Attention: Jane Y. Schweiger

     DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE.

     You may request additional copies of this offer to exchange, the enclosed letter of transmittal or the enclosed notice of guaranteed delivery either from the exchange agent at one of the telephone numbers and addresses listed above or from the information agent at one of the telephone numbers and address listed on the back cover of this offer to exchange.

FINANCIAL ADVISOR

     Credit Suisse First Boston Corporation has provided financial advisory services to us in connection with the offer. We will pay this firm reasonable and customary compensation for its services as financial advisor. In addition, we will reimburse this firm for reasonable out-of-pocket expenses incurred in connection with the offer and will indemnify it against liabilities and expenses in connection with the offer, including liabilities under the federal securities laws.

RECOMMENDATION

     NEITHER WE, CSFB NOR ANY OF OUR ADVISORS OR REPRESENTATIVES IS MAKING ANY RECOMMENDATION REGARDING WHETHER YOU SHOULD TENDER YOUR OLD NOTES IN THE OFFER. ACCORDINGLY, YOU MUST MAKE YOUR OWN DETERMINATION AS TO WHETHER TO TENDER YOUR OLD NOTES FOR EXCHANGE AND ACCEPT THE NEW SECURITIES WE PROPOSE TO GIVE YOU.

SOLICITATION

     The solicitation of holders for the exchange of old notes is being made by mail by the exchange agent on our behalf. We will pay the exchange agent customary fees for its services, reimburse it for its reasonable out-of-pocket expenses incurred in connection with providing these services and pay other expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to others soliciting acceptances of the offer. We will, however, reimburse reasonable expenses incurred by brokers and dealers in forwarding this offer to exchange and the other offer materials to holders.

     Our officers, who will not receive additional compensation, may solicit additional tenders from holders.

TRANSFER TAXES

     You will not have to pay any transfer taxes in connection with the tender of old notes in the offer unless you instruct us to register your new notes or preferred stock in the name of, or request that old notes not tendered or not accepted in the offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of certain significant U.S. federal income tax consequences of the exchange offer for us and our creditors. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to us or a holder of old notes in light of our or its particular circumstances, including but not limited to the application of the alternative minimum tax or rules applicable to taxpayers in special circumstances. Special rules may apply, for instance, to creditors such as banks, financial institutions, insurance companies, S corporations, broker-dealers, tax-exempt entities, persons who hold stock or notes as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, to persons that have a "functional currency" other than the U.S. dollar, or to persons subject to taxation as expatriates. This discussion applies only to U.S. holders that hold the new notes, old notes, and preferred stock as "capital assets" (generally, for investment). For this purpose, U.S. holders include individual citizens or residents of the United States and corporations (or entities treated as corporations for United States federal income tax purposes) organized under the laws of the United States or of any state thereof or the District of Columbia. Trusts are U.S. holders if they are subject to the primary supervision of a United States court and the control of one or more U.S. persons with respect to substantial trust decisions. An estate is a U.S. holder if its income is subject to United States federal income taxation regardless of the source of the income. In general, this discussion does not address the tax consequences applicable to holders that are treated as partnerships or other pass-through entities for United States federal income tax purposes. This discussion does not address any state, local or foreign tax matters. All references to taxes are solely to U.S. federal income taxes.

     The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury Regulations, public and private Internal Revenue Service (the "IRS") rulings and pronouncements and relevant judicial decisions, all of which are subject to change, possibly with retroactive effect. Moreover, the tax consequences of certain aspects of the prepackaged plan of reorganization are uncertain because of the lack of applicable legal precedent.

     Viskase has not received an opinion of counsel or a ruling from the IRS as to the tax consequences of the exchange offer and does not intend to seek a ruling from the IRS or opinion of counsel with respect thereto. There is a risk that the treatment discussed below will not be accepted by the IRS. HOLDERS OF OLD NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES TO THEM, INCLUDING FOREIGN, STATE AND LOCAL TAXES.

CONSEQUENCES OF OLD DEBT UNDER THE EXCHANGE OFFER

     The U.S. federal income tax consequences of the exchange offer will depend on whether or not the old notes and the new notes are considered stock or securities for purposes of qualifying their exchange as a recapitalization under Code section 368(a)(1)(E). The term security is not defined in the Code or the Treasury Regulations and has not been clearly defined by administrative or judicial decisions. Whether a debt instrument constitutes a security depends on an overall evaluation of the nature of the debt instrument, with its term to maturity usually regarded as the most important factor. In general, the longer the term of an instrument, the greater the likelihood that it will be considered a security. A debt instrument having an original term of ten years or more generally will be classified as a security, while an instrument having an original term of fewer than five years will not. Debt instruments having a term of at least five years but less than ten years are often treated as securities, but may not be depending on all the relevant factors. Therefore, there is uncertainty as to whether the exchange offer will be a tax-free recapitalization under Code section 368(a)(1)(E).

  TAX TREATMENT IF EXCHANGE OFFER IS A TAX FREE RECAPITALIZATION

     If the new notes and old notes are considered stock or securities, the exchange will qualify as a recapitalization and a holder of old notes would not recognize gain or loss on the exchange of old notes for new notes and preferred stock, subject to the discussion below concerning attributing all or part of the consideration received in the exchange offer to accrued but unpaid interest. A holder's tax basis in the new notes and preferred stock received in the exchange offer will equal the holder's adjusted tax basis in the old notes, allocated to the new notes and preferred stock in proportion to their relative fair market values. A holder will have a holding period for the new notes and preferred stock that includes the period of time during which the holder held the old notes, provided the holder held the old notes as a capital asset.

  TAX TREATMENT IF EXCHANGE OFFER IS A RECAPITALIZATION WITH BOOT

     If the old notes are considered securities, but the new notes are not, a holder of old notes would recognize some portion of the gain (if any) realized on the exchange. A holder's recognition of any such gain would be limited, however, to the fair market value of the new notes received. Any loss realized on the exchange would not be recognized. A holder's basis in the preferred stock would equal its adjusted basis in the old notes, decreased by the fair market value of the new notes received, and increased by the amount of gain recognized on the exchange. A holder would have a fair market value basis in the new notes received. The holding period for the preferred stock would include the period of time during which the holder held the old notes. The holding period for the new notes would begin on the day after the date of the exchange.

  TAX TREATMENT IF THE EXCHANGE OFFER IS A TAXABLE EXCHANGE

     If the old notes are not securities, the exchange offer will not qualify as a Code section 368(a)(1)(E) recapitalization and a holder of old notes would recognize taxable gain or loss on the exchange of old notes for new notes and preferred stock. A holder's gain or loss would equal the difference between (1) the amount realized in the exchange of the old notes, and (2) the holder's adjusted tax basis in the old notes surrendered. The gain or loss would generally be capital gain or loss. A holder's amount realized will equal the fair market value of the preferred stock plus the fair market value of the new notes (assuming that either the old notes were or the new notes are "traded on an established securities market" within the meaning of Code section 1273, as we believe). A holder would have a basis in the new notes and preferred stock equal to their respective fair market values on the date of exchange, and the holder's holding period for the new notes and preferred stock would begin on the day following such date.

  TAX TREATMENT COMMON TO TAX-FREE RECAPITALIZATION AND TAXABLE EXCHANGE

     The gain, if any, recognized on the exchange, would be taken into income as ordinary interest income, even if the exchange is a recapitalization, to the extent of any accrued market discount on the old notes that the holder has not previously included in gross income. Any accrued market discount so included in income, however, would not be included in the amount a holder realizes in determining the amount of capital gain or loss on the old notes. Though the matter is not entirely free from doubt, it appears that in the case of a recapitalization to the extent the amount of market discount that accrued prior to the exchange exceeds the gain on such exchange, such excess should be allocated to the new notes and preferred stock received in the exchange. Upon a subsequent disposition of such new notes or preferred stock, any realized gain would be treated as interest income or ordinary income, respectively, to the extent of the allocable portion of the accrued market discount not recognized at the time of the exchange.

     It is unclear whether any of the consideration received in the exchange offer should be allocated to accrued and unpaid interest on the old notes. The non-recognition of gain or loss provisions relating to a Code section 368(a)(1)(E) recapitalization would not be applicable to the amount of consideration received that is allocable to accrued and unpaid interest. As a result, any amount of consideration that is allocable to accrued and unpaid interest would be interest income to a holder.

  APPLICATION OF OID RULES

     Assuming the new notes are debt for tax purposes (see discussion below) a holder will be subject to the original issue discount ("OID") rules. Under the OID rules, where the issue price of a debt instrument is less than its stated redemption price at maturity, the difference between issue price and the stated redemption price at maturity must be taken into income under the "economic accrual method" by a holder over the term of the instrument. We believe that the old notes are, and the new notes will be, "traded on an established securities market". A debt instrument that is traded on an established securities market, or is issued in exchange for stock or securities that are traded on an established securities market, has an issue price equal to the fair market value of such property. Because the fair market value of the new notes will likely be significantly less than their stated redemption price at maturity, a holder of new notes will likely be required to recognize significant OID income over the period the holder holds the new notes. Accordingly, holders will be required to include accrued OID in income each year before the receipt of cash attributable to such income, regardless of the holder's method of accounting.

     There is a possibility that the IRS may treat the new notes as equity. The determination of whether an instrument is considered debt or equity for purposes of the Code is not clear and could depend on many factors. Our capital structure may cause the IRS to characterize the new notes as equity. If considered equity, the new notes would be considered stock; if the old notes are considered securities, the exchange offer would be a tax-free recapitalization, with the consequences described above. Also, if the new notes are considered equity, cash payments to holders pursuant to the terms of the new notes would not be interest but would be dividends to the extent that we then have current or accumulated earnings and profits as determined under U.S. federal income tax principles. If considered equity, new note holders that are U.S. corporations may be entitled to dividend received deductions under Code section 243.

  DIVIDENDS ON STOCK

     If we make a distribution in respect of preferred stock or, after conversion, a distribution in respect of common stock, such distribution will be treated as a dividend, taxable to holders as ordinary income, to the extent it is paid from our then-current or accumulated earnings and profits. If the distribution were to exceed our current and accumulated earnings and profits, such excess would be treated first as a tax-free recovery return of investment, up to each holder's basis in the stock. Any remaining excess would be treated as capital gain. Holders that are United States corporations may be able to claim a deduction equal to a portion of any dividends received.

  SALE, EXCHANGE, OR REDEMPTION OF THE NEW NOTES

     Holders generally will recognize capital gain or loss if they dispose of the new notes in a sale, redemption, or exchange. Each holder's gain or loss will equal the difference between the amount realized and the adjusted basis in the new notes. The portion of the amount realized attributable to accrued interest on the new notes will not be taken into account in computing capital gain or loss. Instead, that portion of the amount realized will be recognized as ordinary interest income to the extent not theretofore included in income. Any gain or loss recognized on disposition of the new notes will be long-term capital gain or loss if the holding period for the new notes was longer than one year. Long-term capital gains of individual taxpayers generally are taxed at a maximum rate of 20%, or 18% for assets acquired after the year 2000 and held for more than five years. The deductibility of capital losses is subject to limitation.

  CONVERSION OR SALE OF PREFERRED STOCK

     Holders generally will not recognize any income, gain, or loss on converting preferred stock into common stock (except to the extent of cash received in lieu of fractional shares). A holder's basis in common stock received on conversion would equal its adjusted basis in the preferred stock (less any basis allocable to fractional shares). The holding period for the common stock received on conversion would include the period during which the preferred stock was held.

     Holders generally will recognize capital gain or loss on a sale or exchange of the preferred stock, or on a sale or exchange of any common stock that had been received on conversion. Each holder's gain or loss will equal the difference between the amount realized and the adjusted basis in the stock. Any gain or loss recognized on disposition of stock will be long-term capital gain or loss if the holding period for the stock was longer than one year. Long-term capital gains of individual taxpayers generally are taxed at a maximum rate of 20%, or 18% for assets acquired after the year 2000 and held for more than five years. The deductibility of capital losses is subject to limitation.

CONSEQUENCES TO VISKASE

  CANCELLATION OF INDEBTEDNESS INCOME

     On implementation of the exchange offer, the amount of our aggregate outstanding indebtedness will be reduced. We will realize cancellation of indebtedness income ("CODI") to the extent that the amount of the indebtedness discharged exceeds any consideration given to our creditors in exchange therefor. Under an exception to the CODI rules, an insolvent debtor is not required to recognize CODI to the extent of the amount of insolvency. Instead, Code section 108 generally provides that an insolvent debtor must reduce certain of its tax attributes (such as NOL carryforwards and current year NOLs, tax credits, capital loss carryovers, tax basis in assets, and foreign tax credit carryovers) by the amount of any CODI. Generally, as a result of the discharge of indebtedness pursuant to the exchange offer, we will recognize CODI and consequently suffer tax attribute reduction. The reduction of tax attributes is made after the determination of tax for the taxable year of the discharge.

     To the extent that we are not insolvent, we will recognize CODI, which can be offset by any NOLs and NOL carryforwards that are available to us. Nevertheless, the use of NOL carryforwards to shelter CODI income might cause us to incur alternative minimum tax liability if, for example, we will have no other significant income.

  ANNUAL SECTION 382 LIMITATION

     Under Code section 382, a loss corporation that undergoes an "ownership change" is subject to an annual limitation (the "annual section 382 limitation") on the amount of pre-change NOLs and subsequently recognized "net built-in losses" (i.e., losses economically accrued but unrecognized as of the ownership change date in excess of a threshold amount) that may be used to offset future taxable income. In general, an ownership change occurs if and when the percentage of the loss corporation's stock owned by one or more direct or indirect "5% shareholders" (as specially defined for purposes of Code section
382) increases by more than 50 percentage points over the lowest percentage of the loss corporation's stock owned by such 5% shareholders at any time during a three-year testing period. We anticipate that the issuance of the preferred stock pursuant to the exchange offer will result in an ownership change. The amount of the annual section 382 limitation applicable to a corporation generally is equal to the product of the long-term tax-exempt rate (currently 4.91% for August 2002) and the corporation's aggregate equity value immediately before the ownership change.

  APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS

     Under the Code, a portion of the interest deductions otherwise available to an issuer for OID on notes may be disallowed, and the balance may be deferred until actually paid, if the notes constitute applicable high yield discount obligations ("HYDOs"). A note is treated as a HYDO if it (i) has a maturity date that is more than five years from the date of issuance, (ii) has a yield to maturity of at least the sum of five percentage points plus the applicable federal rate in effect for the month when the note is issued, and (iii) has been issued with "significant OID". A note has been issued with significant OID when the aggregate amount includible in the gross income of holders before the close of any accrual period ending after the fifth anniversary of the issuance exceeds the sum of (i) the aggregate amount of interest to be paid under the note before such date and (ii) the product of the issue price of the note and its yield to maturity.

  PAYMENTS ON NEW NOTES

     If the IRS were to classify the new notes as equity, we would not be entitled to interest deductions with respect to the new notes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     A holder's receipt of new notes and preferred stock under the exchange offer, dividends and interest thereon, and proceeds thereof, will generally be subject to information reporting to the IRS by us. Moreover, such reportable payments may be subject to backup withholding unless the holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct U.S. taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to previously report all dividend and interest income.

     Holders that are Non-U.S. Persons, as defined in the Code, that receive payments or distributions under the exchange offer from us, and that receives dividends, interest, or proceeds, will not be subject to backup withholding, provided that the holders furnish certification of their status as Non-U.S. Persons or are otherwise exempt from backup withholding. Generally, such certification is provided on IRS Form W-8BEN.

     Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The unaudited pro forma statement of operations data for the six months ended June 30, 2002 and the year ended December 31, 2001 and the unaudited pro forma balance sheet data at June 30, 2002 for the restructuring plan give effect to:

     - cancellation of the old notes at the balance sheet date,

     - the issuance of the new notes, face value of $60,000,000, in exchange for the old notes, and

     - the issuance of preferred stock in exchange for the old notes; the preferred stock has a liquidation value of $110,000,000, and a portion of the preferred stock has been reserved for management and other employees under a new restricted stock plan.

     For purposes of the pro forma balance sheet data, it is assumed that the restructuring plan was completed as of the date of the balance sheet. For purposes of the pro forma consolidated statement of operations, it is assumed that the restructuring plan was completed as of January 1, 2001.

     On completion of the restructuring, or were we to reorganize under a prepackaged bankruptcy, we will reevaluate the recording of fair values of all assets and liabilities and record the appropriate fresh start accounting adjustments.

     It is assumed the restructuring qualifies as a nontaxable transaction. We will realize cancellation of debt income for federal income tax purposes as a result of the restructuring plan. We anticipate that the amount of such income will not exceed the amount by which we are insolvent immediately prior to the implementation of the restructuring plus the amount of its available net operating loss carryforwards that exist prior to the restructuring. Accordingly, we do not anticipate that we will have taxable cancellation of debt income as a result of the restructuring. If, however, the IRS were to successfully challenge our quantification of insolvency, we could be required to recognize taxable cancellation of debt income as a result of the restructuring.

     The unaudited pro forma consolidated financial data are not necessarily indicative of the results that we would have obtained, or may obtain in the future, had the transactions contemplated by the pro forma information occurred. Neither PricewaterhouseCoopers LLP, our independent auditors, nor any other independent accountant or financial advisor, examined or performed any procedures with respect to the unaudited pro forma consolidated financial information, and they (i) express no opinion or any other form of assurances with respect to such information and (ii) assume no responsibility for, and disclaim any association with, the pro forma consolidated financial information.

                    VISKASE COMPANIES INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR SIX MONTHS ENDED JUNE 30, 2002

                                                     HISTORICAL                       PRO FORMA
                                                      JUNE 30,     RESTRUCTURING       JUNE 30,
                                                        2002        ADJUSTMENTS          2002
                                                     -----------   -------------     ------------
                                                        (DOLLARS IN THOUSANDS EXCEPT FOR SHARE
                                                                AND PER SHARE AMOUNTS)
NET SALES..........................................  $    89,678                     $     89,678
COSTS AND EXPENSE
  Cost of sales....................................       70,999                           70,999
  Selling, general and administrative..............       20,193                           20,193
  Amortization of intangibles......................        1,000                            1,000
  Restructuring (Income)...........................       (6,132)                          (6,132)
                                                     -----------      ------         ------------
OPERATING INCOME...................................        3,618                            3,618
  Interest income..................................          547                              547
  Interest expense.................................       12,268      (8,785)(a)            3,483
  Other (income) expense, net......................         (643)                            (643)
                                                     -----------      ------         ------------
(LOSS) INCOME BEFORE INCOME TAXES..................       (7,460)                           1,325
  Income tax (benefit).............................         (708)                            (708)
                                                     -----------      ------         ------------
NET (LOSS) INCOME..................................       (6,752)                           2,033
  Preferred stock dividend.........................                   (3,300)(b)           (3,300)
                                                     -----------      ------         ------------
NET (LOSS) AVAILABLE PER COMMON SHARE..............  $    (6,752)                    $     (1,267)
                                                     ===========                     ============
WEIGHTED AVERAGE COMMON SHARES
  Basic............................................   15,316,734                       15,316,734
  Diluted..........................................                         (c)       565,316,734
PER SHARE AMOUNTS:
EARNINGS (LOSS) PER SHARE:
  Basic and Diluted................................  $     (0.44)                    $      (0.08)

                            VISKASE COMPANIES, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                AT JUNE 30, 2002

                                                          HISTORICAL    RESTRUCTURING      PRO FORMA
                                                           JUNE 30,      ADJUSTMENTS        JUNE 30,
                                                             2002            NET              2002
                                                         ------------   --------------     ----------
                                                         (UNAUDITED)
                                                          (DOLLARS IN THOUSANDS EXCEPT FOR SHARE AND
                                                                      PER SHARE AMOUNTS)
ASSETS
Current assets:
  Cash and equivalents.................................   $  14,261                        $  14,261
  Restricted cash......................................      29,146                           29,146
  Receivables, net.....................................      28,295                           28,295
  Inventories..........................................      30,870                           30,870
  Other current assets.................................       9,901                            9,901
                                                          ---------                        ---------
          Total current assets.........................     112,473                          112,473
Property, plant and equipment, including those under
  capital lease........................................     237,366                          237,366
  Less accumulated depreciation and amortization.......     140,060                          140,060
                                                          ---------                        ---------
  Property, plant and equipment, net...................      97,306                           97,306
Deferred financing costs...............................       2,018                            2,018
Other assets...........................................       7,924                            7,924
                                                          ---------                        ---------
          Total Assets.................................   $ 219,721                        $ 219,721
                                                          =========                        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt including current portion of
     long-term debt and obligation under capital
     lease.............................................   $ 227,321        (207,860)(d)    $  19,461
  Accounts payable.....................................       9,310                            9,310
  Accrued liabilities..................................      45,495         (18,606)(e)       26,889
  Current deferred income taxes........................       1,597                            1,597
                                                          ---------                        ---------
          Total current liabilities....................     283,723                           57,257
Long-term debt including obligations under capital
  lease................................................         145         147,816(f)       147,961
Accrued employee benefits..............................      53,532                           53,532
Deferred and noncurrent income taxes...................      25,785                           25,785
Series A Convertible Preferred Stock, $.01 par value
  22,000,000 shares issued and outstanding, 6%
  cumulative dividend; liquidation value $5.00,
  includes $9,900 of cumulative dividends..............                      10,900(g)        10,900
Stockholders' deficit:
  Common stock, $.01 par value; 15,316,062 shares
     issued and outstanding at June 30, 2002...........         153                              153
  Paid in capital......................................     138,010          (9,900)(h)      128,110
  Accumulated (deficit)................................    (279,326)         77,650(i)      (201,676)
  Accumulated other comprehensive (loss)...............      (2,169)                          (2,169)
  Unearned restricted stock issued for future
     services..........................................        (132)                            (132)
                                                          ---------                        ---------
     Total Stockholders' (deficit).....................    (143,464)                         (75,714)
                                                          ---------                        ---------
          Total Liabilities and Stockholders' Equity...   $ 219,721                        $ 219,721
                                                          =========                        =========

                  NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                       FOR SIX MONTHS ENDED JUNE 30, 2002
                (DOLLARS IN THOUSANDS EXCEPT FOR SHARE AMOUNTS)

  RESTRUCTURING ADJUSTMENTS:

(a)  To adjust Interest Expense for the following:
     (i)    To eliminate interest expense on the old notes..............   $     (8,785)
                                                                           ============
(b)  Series A Preferred Stock, 6% cumulative dividend...................   $     (3,300)
                                                                           ============
(c)  To reflect the dilutive effect of the Series A Preferred Stock on the common stock, these common stock equivalents are excluded from the diluted per share amounts as the result is antidilutive:
     (i)    To convert Series A Preferred Stock to common stock
            equivalents.................................................    550,000,000
     (ii)   Weighted average common shares outstanding for the period...     15,316,734
                                                                           ------------
            Diluted shares..............................................    565,316,734
                                                                           ============
(d)  (i)    The cancellation of the old notes, includes notes
            repurchased.................................................   $   (163,060)
     (ii)   To reclassify the long term portion of the GECC obligation under capital lease from short term to long term with the
            expectation that we and GECC will amend the covenants and we
            are in compliance...........................................   $    (44,800)
                                                                           ------------
                                                                           $   (207,860)
                                                                           ============
(e)  (i)    To eliminate the accrued interest payable on the old
            notes.......................................................   $    (18,606)
                                                                           ============
(f)  (i)    To issue the new notes ($60,000) and record the interest
            obligation through the term of the new notes in accordance with FAS 15 "Accounting by Debtors and Creditors for
            Troubled Debt Restructurings"...............................   $    103,016
     (ii)   To reclassify the long term portion of the GECC obligation under capital lease from short term to long term with the
            expectation that we and GECC will amend the covenants and we
            are in compliance...........................................   $     44,800
                                                                           ------------
                                                                           $    147,816
                                                                           ============
(g)  (i)    To issue the Series A Preferred at fair market value........   $      1,000
     (ii)   Series A Preferred Stock, 6% cumulative dividend............   $      9,900
                                                                           ------------
                                                                           $     10,900
                                                                           ============
(h)  (i)    Series A Preferred Stock, 6% cumulative dividend............   $     (9,900)
                                                                           ============
(i)         We will recognize a gain in the Statement of Operations of approximately $78,000 upon completion of the restructuring, calculated as follows:
     (i)    To issue the new notes ($60,000) and record the interest
            obligation through the term of the new notes in accordance with FAS 15 "Accounting by Debtors and Creditors for
            Troubled Debt Restructurings"...............................   $   (103,016)
     (ii)   To issue the Series A Preferred Stock at fair market
            value.......................................................   $     (1,000)
     (iii)  Cancellation of the old notes outstanding...................   $    163,060
     (iv)   To eliminate the accrued interest payable on the old
            notes.......................................................   $     18,606
                                                                           ------------
                                                                           $     77,650
                                                                           ============
            If the Series A Preferred Stock becomes redeemable in the
            future, we will recognize a charge to stockholders' equity in the amount of the liquidation value.
            If all the Series A Preferred Stock holders were to convert their shares into common shares, we would have to initially authorize an additional 550,000,000 common shares.

                    VISKASE COMPANIES INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR YEAR ENDED DECEMBER 31, 2001

                                                     HISTORICAL                        PRO FORMA
                                                    DECEMBER 31,   RESTRUCTURING      DECEMBER 31,
                                                        2001        ADJUSTMENTS           2001
                                                    ------------   -------------      ------------
                                                      (DOLLARS IN THOUSANDS EXCEPT FOR SHARE AND
                                                                  PER SHARE AMOUNTS)
NET SALES.........................................  $   189,315                       $    189,315
COSTS AND EXPENSE
  Cost of sales...................................      156,258                            156,258
  Selling, general and administrative.............       40,027                             40,027
  Amortization of intangibles.....................        2,000                              2,000
  Asset writedown.................................        4,766                              4,766
                                                    -----------       -------         ------------
OPERATING (LOSS)..................................      (13,736)                           (13,736)
  Interest income.................................        2,479                              2,479
  Interest expense................................       25,520       (16,841)(a)            8,679
  Other expense (income), net.....................        3,445                               3445
                                                    -----------       -------         ------------
(LOSS) BEFORE INCOME TAXES........................      (40,222)                           (23,381)
  Income tax (benefit)............................       (3,370)                            (3,370)
                                                    -----------       -------         ------------
NET (LOSS)........................................      (36,852)                           (20,011)
  Preferred stock dividend........................                     (6,600)(b)           (6,600)
                                                    -----------       -------         ------------
NET (LOSS) AVAILABLE PER COMMON SHARE.............  $   (36,852)                      $    (26,611)
                                                    ===========                       ============
WEIGHTED AVERAGE COMMON SHARES
  Basic...........................................   15,309,616                         15,309,616
  Diluted.........................................                           (c)       565,309,616
PER SHARE AMOUNTS:
EARNINGS (LOSS) PER SHARE:
  Basic and Diluted...............................  $     (2.41)                      $      (1.74)

                  NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                (DOLLARS IN THOUSANDS EXCEPT FOR SHARE AMOUNTS)

  RESTRUCTURING ADJUSTMENTS:

(a)  To adjust interest expense for the following:
     (i)   To eliminate interest expense on the old notes..............   $    (17,061)
     (ii)  To amortize the deferred financing fees related to the         $        220
           restructuring...............................................
                                                                          ------------
                                                                          $    (16,841)
                                                                          ============
(b)  Series A Preferred Stock, 6% cumulative dividend..................   $     (6,600)
                                                                          ============
(c)  To reflect the dilutive effect of the Series A Preferred Stock on the common stock, these common stock equivalents are excluded from the diluted per share amounts as the result is antidilutive:
     (i)   To convert Series A Preferred Stock to common stock             550,000,000
           equivalents.................................................
     (ii)  Weighted average common shares outstanding for the period...     15,309,616
                                                                          ------------
           Diluted shares..............................................    565,309,616
                                                                          ============

                                   DIRECTORS

     Set forth below is information concerning the individuals designated by the Agreeing Holders to become directors at or about consummation of the restructuring.

     Eugene Davis, 47, has been the chief executive officer of Pirinate Consulting Group, L.L.C., a consulting firm that specializes in crisis and turn-around management, M&A and strategic planning services, since 1999. He is also the chief executive officer of RBX Industries, a manufacturer and distributor of rubber and plastic based foam products, and is or during the past five years has been the chief executive officer, chief operating officer or president of other companies including SmarTalk Teleservices, Inc., Total;-Tel USA Communications, Inc. and Emerson Radio Corp. RBX, SmarTalk and Emerson were debtors under the federal bankruptcy code. Mr. Davis is currently a director of Anchor Glass Container Corp., Elder-Beerman Stores, Inc., Coho Energy, Inc. and Murdock Communications Corp.

     Thomas S. Hyland, 58, has been associated for the past five years with the Service Corps of Retired Executives, a nonprofit association that provides counseling and educational programs for small businesses.

     Vincent Intrieri, 45, has served as a portfolio manager of High River Limited Partnership since 1998. From 1995 to 1998, Mr. Intrieri served as a portfolio manager for distressed investments with Elliot Associates L.P., a New York investment fund.

     James C. Nelson, 53, has been Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing 737 Business Jets for private and corporate clients, since March 1998. From 1986 until the present, Mr. Nelson has been Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From August 1995 until July 1999, he was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc.

     None of these individuals concurrently owns any of our stock.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

     The new notes will be issued under an indenture, to be dated as of the consummation date, between Viskase and Wells Fargo Bank Minnesota, National Association, as trustee under the indenture. For purposes of this description of the new notes, the term "Viskase" refers to Viskase Companies, Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

     The terms of the new notes include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture. The following description summarizes certain provisions of the indenture and does not purport to be complete or describe every aspect of the new notes or the indenture. This description is subject to, and is qualified in its entirety by reference to, the provisions of the indenture. The new notes are subject to all such terms, and holders of the new notes are referred to the indenture and the Trust Indenture Act for a complete statement of such terms. Copies of the indenture are available from Viskase on request. Such summaries make use of certain terms defined in the indenture and are qualified in their entirety by express reference to the indenture. Certain terms used herein are defined below under the section "Definitions" which begins on page 48.

     The new notes offered hereby will be senior subordinated secured obligations of Viskase, limited in aggregate principal amount to $60,000,000, except for the issuance of PIK notes. Other than with respect to the PIK notes, under no circumstances will the aggregate principal amount of new notes that may be issued under the indenture be increased.

BOOK ENTRY, DELIVERY AND FORM

     The new notes will be issued in the form of one or more global notes on the consummation date. The global note will be deposited with, or on behalf of, Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global note will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

     Ownership of beneficial interests in a global note will be limited to Persons who have accounts with DTC ("Participants") or Persons who hold interests through Participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of Persons other than Participants).

     So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such global note for all purposes under the indenture and the new notes. Except as provided below, beneficial owners of an interest in a global note will not be entitled to have new notes registered in their names, will not receive or be entitled to receive physical delivery of new notes in definitive form and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with the applicable procedures of DTC.

     Payments on the global note will be made to DTC or its nominee as the registered owner or holder thereof. None of Viskase, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Viskase expects that DTC or its nominee, on receipt of any payment in respect of the global note representing any new notes held by it or its nominee, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such new notes as shown on the records of DTC or its nominee. Viskase also expects that payments by Participants will be governed by standing instructions or customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

     Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules. The laws of some states require that certain Persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the global note to such Persons may be limited. Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants (as defined below) and certain banks, the ability of a Person having a beneficial interest in the global note to pledge such interest to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest.

     DTC has advised Viskase as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Although DTC is expected to follow the foregoing procedures to facilitate transfers of interests in the global note among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Viskase nor the trustee will have any responsibility for the performance by DTC or the Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     New notes represented by certificates in definitive form registered in the names of the beneficial owners thereof or their nominees will be transferred to all beneficial owners in exchange for their beneficial interests in the global note if either (i) DTC or any successor depositary notifies Viskase that it is unwilling or unable to continue as depositary for such global note and a successor depositary is not appointed by Viskase within 90 days of such notice,
(ii) an Event of Default (as defined below) has occurred and is continuing with respect to the new notes and the registrar of the new notes has received a request from the depositary to issue certificated securities in lieu of all or a portion of the global note (in which case Viskase must deliver certificated securities within 30 days of such request) or (iii) Viskase determines not to have the new notes represented by the global note.

PRINCIPAL AND INTEREST

     The new notes will be limited in aggregate principal amount to $60,000,000, except for the issuance of PIK notes, and will become due on December 1, 2008. The new notes will accrue interest at the rate of 8% per annum from the most recent date on which interest has been paid or, if no interest has been paid, from December 1, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Viskase will pay interest on the dates and in the manner as follows:

     - there will be an interest payment date as of June 30 in each of years 2003 and 2004, and December 31 in each of years 2002, 2003 and 2004. Viskase may pay interest on the new notes as of these dates through the issuance of PIK notes in a principal amount equal to the interest otherwise payable in cash,

     - there will be interest accrued as of December 31, 2005, with interest payable on March 31, 2006. If Viskase has positive Consolidated Cash Flow for the twelve months ending December 31, 2005, it must pay interest on the new notes in cash. However, if the Consolidated Cash Flow for this period is less than the aggregate interest payments to be paid on all new notes (including PIK notes) on such interest payment date, Viskase must pay an aggregate amount in cash equal to the Consolidated Cash Flow to the holders of new notes (including PIK notes) with each holder of a new note receiving a cash interest payment equal to the Consolidated Cash Flow multiplied by a fraction the numerator of which is the principal amount of the new note held by such holder and the denominator of which is the principal amount of all new notes outstanding. Interest not paid in cash must be paid through the issuance of PIK notes in a principal amount equal to the interest not otherwise paid in cash,

     - there will be interest accrued as of March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, with interest payable on June 15, 2006, September 15, 2006, December 15, 2006 and March 31, 2007,
       respectively. If Viskase has positive Consolidated Cash Flow for the twelve consecutive months ending on the relevant accrual date, it must pay such interest on the new notes in cash. However, if the relevant 12-month Consolidated Cash Flow for such interest payment date is less than the aggregate interest payments to be paid on all new notes (including PIK notes) on such interest payment date, Viskase must pay an aggregate amount in cash equal to the Consolidated Cash Flow to the holders of new notes (including PIK notes) with each holder of a new note receiving a cash interest payment equal to the Consolidated Cash Flow multiplied by a fraction the numerator of which is the principal amount of the new note held by such holder and the denominator of which is the principal amount of all new notes outstanding. Interest not paid in cash must be paid through the issuance of PIK notes in a principal amount equal to the interest not otherwise paid in cash, and

     - there will be interest payment dates on June 30 and December 31 in year 2007 and on June 30, 2008, and Viskase must pay interest on the new notes in cash.

Viskase must pay interest on overdue principal at the rate of 8% per annum and interest on overdue installments of interest, to the extent lawful, at the rate of 8% per annum. If the notes are not held in global form, principal of and interest on the new notes will be payable, and the new notes may be presented for registration of transfer or exchange, at the office or agency of Viskase maintained for such purpose in the Borough of Manhattan, The City of New York. At the option of Viskase, interest may be paid by check mailed to the registered holders at their registered addresses. The new notes are issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof, except for PIK notes and new notes issued in the exchange offer, which may be issued in any whole dollar amount, rounded to the nearest dollar.

SUBORDINATION

     The payment of all obligations on the new notes will be subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date of the indenture or thereafter incurred.

     On any distribution to creditors of Viskase in a liquidation or dissolution of Viskase, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Viskase or its property, an assignment for the benefit of creditors or any marshalling of Viskase's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is in an allowed claim under applicable law) before the holders of new notes will be entitled to receive any payment with respect to the new notes, and until all obligations with respect to Senior Debt are paid in full in cash, any distribution to which the holders of new notes would be entitled shall be made to the holders of Senior Debt (except that holders of new notes may receive (i) Permitted Junior Securities and any other Permitted Junior

Securities issued in exchange for any Permitted Junior Securities and (ii) payments made from the trust described under "Satisfaction and discharge of indenture").

     Viskase also may not make any payment upon or in respect of the new notes (except in such Permitted Junior Securities, Permitted Junior Securities issued in exchange for such Permitted Junior Securities or from the trust described under "Satisfaction and discharge of indenture") if (i) a default in the payment of the principal of, or interest on Senior Debt occurs and is continuing or (ii) any other default occurs and is continuing with respect to Senior Debt that permits holders of the Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of any Senior Debt. Payments on the new notes may and shall be resumed (a) in case of a nonpayment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 180 days after the date on which the applicable Payment Blockage Notice is received unless the maturity of any Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal of, premium, if any, and interest on the new notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Brokerage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of the new notes may recover less ratably than creditors of Viskase who are holders of Senior Debt.

SECURITY

     The new notes will be senior to our existing and future subordinated indebtedness, and will be junior in right of payment with respect to the Senior Debt.

     Pursuant to the Security Agreement, Viskase has pledged substantially all of its personal property for the benefit of the holders of the new notes (the "Collateral"). If we sell Collateral resulting in aggregate cash proceeds in excess of $20,000,000 we must reinvest the excess in our business, or apply it to prepay Senior Debt or to make an offer to purchase new notes at their principal amounts plus accrued interest. Collateral with a value in excess of $5,000,000 may be released from the security interest with the consent from the holders of two-thirds of the aggregate principal amount of the securities then outstanding. Collateral with a value of $5,000,000 or less may be released from the security interest with the consent from the holders of a majority of the aggregate principal amount of the securities then outstanding.

OPTIONAL REDEMPTION

     The new notes will be redeemable at the option of Viskase, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to their principal amount, plus accrued and unpaid interest (if any).

     If less than all the new notes are to be redeemed, the trustee must allocate the total principal amount of new notes to be redeemed on a pro rata basis, by lot or by such other method as the trustee deems fair and appropriate to the holders of new notes. The trustee must make the selection not more than 60 days but not less than 30 days before each date the new notes are to be redeemed from new notes outstanding not previously called for redemption. The trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the outstanding new notes. Provisions of the indenture that apply to new notes called for redemption shall also apply to portions of new notes called for redemption. The trustee shall notify Viskase promptly of the new notes or portions of new notes to be called for redemption.

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

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     The indenture provides that Viskase will not, in a single transaction or in a series of related transactions, consolidate with or merge with or into any other Person or permit any other Person to consolidate with or merge with or into Viskase or any Subsidiary of Viskase or directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its Property unless:

          (i) either (a) Viskase is the continuing corporation in the case of a merger or (b) the surviving entity is a corporation or partnership organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of Viskase under the indenture and the new notes, and

          (ii) no Event of Default (or event or condition which with the lapse of time, the giving of notice, or both, would be an Event of Default) shall have occurred and be continuing immediately after giving effect to such transaction.

     Notwithstanding the foregoing paragraphs, nothing in the indenture will be construed as a prohibition of a transaction for which the sole purpose, as determined in good faith by the Board of Directors, is to change the state of incorporation of Viskase.

     Upon any consolidation of Viskase with, or merger of Viskase with or into, any other Person or any conveyance, transfer, lease or disposition of all or substantially all of the Property of Viskase in accordance with the foregoing paragraphs, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of, Viskase under the indenture and thereafter, except in the case of a lease, the predecessor Person will be relieved of all obligations and covenants under the indenture and the new notes.

EVENTS OF DEFAULT

     Each of the following is an "Event of Default" under the indenture:

          (a) Viskase defaults in the payment of interest on any new notes when the same becomes due and payable and the Default continues for a period of 30 days,

          (b) Viskase defaults in the payment of the principal of any new notes when the same becomes due and payable at maturity, upon acceleration or otherwise,

          (c) Viskase fails to observe or perform any other covenant, condition or agreement on the part of Viskase to be observed or performed pursuant to the terms of the indenture or the new notes, and the Default continues for a period of 30 days after written notice thereof has been given to Viskase by the trustee or to Viskase and the trustee by holders of at least 25% of the aggregate principal amount of the outstanding new notes,

          (d) there shall be an event of default under the Lease Agreement, as a result of which the lessor under the Lease Agreement (by notice to the lessee under the Lease Agreement) rescinds or terminates the Lease Agreement,

          (e) Viskase or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case or proceeding for any other relief under any law affecting creditors' rights that is similar to a Bankruptcy Law, (ii) consents by answer or otherwise to the commencement against it of an involuntary case or proceeding, (iii) seeks or consents to the appointment of a custodian of it or for all or substantially all of its Property, (iv) makes a general assignment for the benefit of its creditors or (v) admits in writing that it generally is unable to pay its debts as the same become due,

          (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Viskase or any Significant Subsidiary of Viskase in an involuntary case or proceeding,
     (ii) appoints a Custodian of Viskase or any Significant Subsidiary of Viskase or for all or substantially all of its respective Property or (iii) orders the liquidation of Viskase or any Significant

     Subsidiary of Viskase; and the order or decree remains unstayed and in effect for 60 days, or any dismissal, stay, rescission or termination thereof ceases to remain in effect,

          (g) one or more judgments or orders are rendered against Viskase or one or more of its Subsidiaries in an amount in excess of $10,000,000 and have not been discharged and there is any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, or

          (h) Viskase breaches any material representation, warranty or agreement set forth in the Security Agreement or the Security Agreement shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect and the default continues for the period specified in (c) above and after (i) the trustee gives notice to Viskase or (ii) the holders of at least 25% in aggregate principal amount of then outstanding securities give notice to Viskase and the trustee.

     If an Event of Default (other than an Event of Default with respect to Viskase specified in paragraphs (e) and (f) above) occurs and is continuing, (i) the trustee may, by written notice given to Viskase, or (ii) the holders of new notes of at least 25% in aggregate principal amount of the then outstanding new notes may, by written notice given to Viskase and the trustee, or (iii) the trustee shall, upon the written request of holders of at least 25% in aggregate principal amount of the then outstanding new notes and by written notice given by the trustee as described in clause (i) above, declare all unpaid principal of and all accrued and unpaid interest on all the new notes then outstanding to be due and payable. Upon such declaration of acceleration, such principal and accrued interest shall be due and payable immediately in cash without any presentment, demand, protest or notice to Viskase, all of which Viskase expressly waives in the indenture.

     If an Event of Default specified in paragraphs (e) and (f) above occurs with respect to Viskase, all unpaid principal and accrued and unpaid interest on the new notes then outstanding shall ipso facto become and be immediately due and payable in cash without any declaration or other act on the part of the trustee or any holder of new notes.

     Before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the then outstanding new notes by written notice to the trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal or interest on the new notes that has become due solely because of the acceleration, and (iii) overdue interest and, to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid.

     Holders of not less than a majority in aggregate principal amount of the then outstanding new notes by notice to the trustee may, on behalf of the holders of all of the new notes then outstanding, waive any existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of principal or interest on any New Note, which requires 100% in aggregate principal amount of the then outstanding new notes. When a Default or Event of Default is so waived, it is deemed cured and it ceases to exist, but no such waiver shall extend to any subsequent Default or Event of Default or impair any right consequent thereon.

     Viskase is required periodically to deliver to the trustee annually a statement regarding compliance with the indenture, and Viskase is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement describing such Default or Event of Default, its status and what action Viskase is taking or proposes to take with respect thereto.

AMENDMENT, SUPPLEMENT AND WAIVER

     Viskase and the trustee may amend or supplement the indenture or the new notes for the benefit of the holders of new notes without notice to or consent of any holder of new notes (i) to cure any ambiguity, defect or inconsistency, (ii) to comply with the provisions of the indenture described under "Consolidation, Merger, Conveyance, Lease or Transfer," (iii) to provide for uncertificated new notes in addition to or in place of certificated new notes, (iv) to make any change that does not materially adversely affect the legal rights of any holder of new notes, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act or (vi) to evidence the acceptance of appointment by a successor trustee.

     Viskase and the trustee may amend the indenture or the new notes with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding new notes; provided, that without the written consent of each holder of new notes affected thereby (or in the case of clause
(7) below, holders of two-thirds of the notes), an amendment or waiver may not
(1) reduce the amount of new notes whose holders must consent to an amendment or waiver of any provision of the indenture, (2) reduce the rate of or change the time for payment or the manner of payment of interest on any new note, (3) reduce the principal of or change the fixed maturity of any new note, or change the date on which any new note may be subject to redemption or reduce the redemption price therefor, (4) make any new note payable in money other than that stated in the new note, (5) waive a Default in the payment of the Principal of, interest on or redemption payment under any new note, (6) amend the provisions of the indenture relating to waiver of defaults or the rights of holders to receive payments of principal and interest, or (7) release Collateral with a value in excess of $5,000,000.

     The holders of a majority in aggregate Principal amount of the new notes outstanding, by notice to the trustee, may waive future compliance in a particular instance by Viskase with any provision of the indenture or the new notes, except a Default in the payment of the principal of or interest on any new note, or in respect of a covenant or provision which under the proviso to the prior paragraph cannot be modified or amended without the consent of a greater aggregate Principal amount of the new notes outstanding.

     In determining whether the holders of the required Principal amount of new notes have concurred in any request, demand, authorization, notice, direction, amendment, supplement, waiver or consent, new notes owned of record or beneficially by Viskase or any Subsidiary of Viskase shall not be considered outstanding. However, new notes of any other Affiliates shall be deemed outstanding for all purposes under the indenture. In determining whether the trustee shall be protected in relying on any such request, demand, authorization, notice, direction, amendment, supplement, waiver or consent, only new notes owned by Viskase, its Subsidiaries or any other obligor on the new notes which the trustee knows are so owned shall not be considered outstanding. The trustee may require Viskase to deliver a certificate listing the new notes owned by Viskase and, to Viskase's knowledge, its Affiliates.

SATISFACTION AND DISCHARGE OF INDENTURE

     Viskase may terminate, and shall be discharged from, all of its obligations under the new notes and the indenture when all new notes previously authenticated have been delivered to the trustee for cancellation and Viskase has paid all sums payable by it under the indenture and under the new notes.

     Additionally, Viskase, at its option, will (a) be deemed to have been discharged from its obligations with respect to the new notes, or (b) cease to be under any obligation to comply with certain restrictive covenants, and the Lien on the Collateral securing the obligations under then new notes shall be released, after the irrevocable deposit by Viskase with the trustee, for the benefit of the holders of new notes, an amount either in United States Dollars, U.S. Government Obligations or a combination thereof, sufficient to pay and discharge through maturity or redemption, as the case may be, each installment of principal of, and interest on, the outstanding new notes on the dates such installments of interest or principal are due. Such discharge will be deemed to occur only if certain conditions are satisfied, including, among other things,
(i) no Event of Default has occurred and is continuing, (ii) Viskase has delivered to the trustee an Opinion of Counsel to the effect that after the passage of 90 days after the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Laws; (iii) Viskase has paid or duly provided for the payment of all amounts which are then, or which in the reasonable judgment of the trustee may become, due to the trustee, and (iv) Viskase has delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been complied with.

THE TRUSTEE

     Wells Fargo will be the trustee under the indenture and its current address is:

        Wells Fargo Bank Minnesota, National Association
        Corporate Trust Services
        Sixth Street and Marquette Avenue
        MAC N9303-120
        Minneapolis, MN 55479
        Attention: Jane Y. Schweiger

     The holders of a majority in aggregate principal amount of the outstanding new notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. Except during the continuance of an Event of Default under the indenture, the trustee will perform only such duties as are specifically set forth in the indenture. The indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the trustee will be required, in the exercise of its rights and powers under the indenture, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless it receives indemnity satisfactory to it against any loss, liability or expense.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No past, present or future officer, director, employee or stockholder, as such, of Viskase shall have any liability for any failure by Viskase to perform any of its obligations under the indenture, the new notes or the Security Agreement.

GOVERNING LAW

     The indenture and the new notes will be governed by the internal laws of the State of New York, without regard to principles of conflicts of laws.

TRANSFER AND EXCHANGE

     A holder of new notes may transfer or exchange new notes in accordance with the indenture. Viskase, the registrar and the trustee may require a holder of new notes, among other things, to furnish appropriate endorsements and transfer documents and Viskase may require a holder of new notes to pay any taxes and fees required by law or permitted by the indenture.

     Viskase will not be required to and, without the prior written consent of Viskase, the registrar will not be required to, register the transfer or exchange of (i) any new notes selected for redemption and (ii) any new notes during a period commencing 15 days prior to the date of any selection of new notes for redemption and ending at the close of business on such date of selection.

DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with such specified Person.

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

     "Applicable Working Capital Allowance" means the lesser of (i) the Working Capital Allowance and (ii) the Preliminary Consolidated Cash Flow.

     "Asset Sale" means, with respect to any Person, any sale, transfer or other disposition or series of sales or other dispositions (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) by such Person or any of its Subsidiaries to any Person, other than (w) the creation of any Lien not prohibited by the terms of the Indenture or the Security Agreement, (x) one of such Person's direct or indirect Wholly Owned Subsidiaries, (y) any other Person with respect to which such Person is a direct or indirect Wholly Owned Subsidiary and (z) any direct or indirect Wholly Owned Subsidiary of any such other Person specified in clause (y), of (i) all or any Capital Stock in any of its Subsidiaries, (ii) all or substantially all of the Property of a Subsidiary of such Person, (iii) all or substantially all of the Property of any division, line of business or comparable business segment of such Person or any of its Subsidiaries, or (iv) other assets of such Person or any of its Subsidiaries outside of the ordinary course of business.

     "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state laws for the relief of debtors.

     "Board of Directors" of any corporation means the board of directors of such corporation or any duly authorized committee of the board of directors of such corporation.

     "Capital Lease Obligation" means, at any time, the amount of the liability with respect to a lease that would be required at such time to be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Operating Income of such Person and its Consolidated Subsidiaries for such period, decreased by (i) capital expenditures (including investments in Capital Leases and capitalized interest), (ii) payments under any Lease Back Agreement or Capital Lease Obligations (without duplication of amounts paid under the Lease Back Agreements), (iii) principal paid on any Senior Debt and on the notes, (iv) interest expense (not including interest capitalized on the notes, but including cash interest paid on the new notes),
(v) cash income taxes paid, (vi) any amounts deducted as Applicable Working Capital Allowance during the period for which Consolidated Cash Flow is being determined, and (vii) if Consolidated Cash Flow is positive after taking into account the deductions contemplated in clauses (i) through (v) above (the "Preliminary Consolidated Cash Flow"), the Applicable Working Capital Allowance, if any.

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Consolidated Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom, without duplication, (i) items classified as extraordinary or nonrecurring (other than the tax benefit of the utilization of net operating loss carryforwards), (ii) the income (or loss) of any Joint Venture, except to the extent of the amount of cash dividends or other cash distributions in respect of Capital Stock therein actually paid during such period to such Person or any of its Subsidiaries by such Joint Venture out of funds legally available therefor, (iii) except to the extent includable pursuant to clause (ii), the income (or loss) of any other Person accrued or attributable to any period prior to the date it becomes a Consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its Consolidated Subsidiaries or such other Person's Property (or a portion thereof) is acquired by such Person or any of its Consolidated Subsidiaries, and (iv) non-cash items decreasing or increasing Consolidated Net Income arising out of currency translation effects.

     "Consolidated Operating Income" means, without duplication, with respect to any Person for any period, the Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period, (A) increased by the sum of (i) the interest expense of such Person for such period, other than interest capitalized by such Person and its Consolidated Subsidiaries during such period,
(ii) income tax expense of such Person and its Consolidated Subsidiaries, on a consolidated basis, for such period (other than income tax expense attributable to Asset Sales), (iii) depreciation expense of such Person and its Restricted Subsidiaries, on a consolidated basis, for such period and (iv) amortization expense of such Person and its Consolidated Subsidiaries, on a consolidated basis, for such period, and (B) decreased by any revenues accrued but not received by such Person or any of its Consolidated Subsidiaries from any other Person (other than such Person or any of its Subsidiaries) in respect of any accounts receivable or Investment for such period, all as determined in accordance with GAAP.

     "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with GAAP.

     "Control" means (except as otherwise specifically provided herein) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

     "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

     "GAAP" means, at any date, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for the purpose of determining compliance with the terms of the covenants set forth in the indenture shall utilize GAAP in effect at the time of preparation of, and in accordance with the GAAP used to prepare, the historical financial statements of Viskase at and for the fiscal year ended December 31, 2001.

     "guarantee" by any Person means any direct or indirect obligation, contingent or otherwise, of such Person, other than endorsements of negotiable instruments for collection or deposit in the ordinary course of business, (i) guaranteeing any obligation of any other Person, (ii) to purchase or pay (or advance or supply funds for the purchase or payment of) any obligation of another Person (whether arising by virtue of participation agreements, by agreements to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or
(iii) entered into to assure, or with the practical effect of assuring, in any other manner the obligee of such obligation of the payment thereof or to protect such obligee against loss in respect thereof, either in whole or in part, provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Investment" means, as to any investing Person, any direct or indirect advance, loan (other than extensions of trade credit on commercially reasonable terms in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or any of its Subsidiaries in accordance with GAAP) or other extension of credit, guarantee or capital contribution to, or any acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person.

     "Joint Venture" of a Person means any Person in which the investing Person has a joint or shared equity interest but which is not a Subsidiary of such investing Person.

     "Lease Agreement" means the Lease Agreement dated as of December 18, 1990 between The Connecticut National Bank ("TCNB"), as Owner Trustee, GECC as Lessor, and Viskase Corporation, as Lessee, as amended through the date hereof and from time to time.

     "Lease Back Agreements" means (i) the Lease Agreement, (ii) the Participation Agreement dated as of December 18, 1990 among Viskase Corporation, Viskase, GECC and TCNB and (iii) the related instruments and agreements with respect thereto, in each case as the same may have heretofore been or may hereinafter be amended, modified, restated, renewed or extended or refinanced from time to time.

     "Lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement (including, without limitation, any Capital Lease Obligations in the nature thereof) or other encumbrance of any kind or description, including, without limitation, any agreement to give or grant a Lien.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

     "Officers' Certificate" of any corporation means a certificate delivered to the trustee that complies with the indenture and that is signed by two officers of such corporation.

     "Opinion of Counsel" means a written opinion that complies with Section
12.05 of the indenture from legal counsel who is reasonably acceptable to the trustee. Such legal counsel may be an employee of or counsel to the Company or the trustee. Legal counsel who is an employee of the Company or its Affiliates shall be deemed to be reasonably acceptable to the trustee.

     "Permitted Junior Securities" means equity interests in Viskase or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) on terms substantially as favorable to the Senior Debt as the new notes are subordinated to Senior Debt pursuant to the indenture.

     "Person" means any individual, partnership, corporation, limited liability company, venture, joint venture, unincorporated organization, joint-stock company, trust or any government or agency or political subdivision thereof or other entity of any kind.

     "PIK notes" means new notes issued in lieu of payment of cash interest, as permitted under the indenture.

     "Preliminary Consolidated Cash Flow" has the meaning given such term in the definition of "Consolidated Cash Flow."

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold by such Person or a Subsidiary of such Person and thereafter leased back from the purchaser thereof by such Person or one of the Subsidiaries of such Person.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, or any similar agency then having jurisdiction to enforce the Exchange Act and the Securities Act.

     "Senior Debt" means any secured indebtedness (including all obligations with respect thereto) of the Company, not to exceed a principal amount of $25,000,000, outstanding from time to time after the date hereof, which (i) is utilized exclusively to provide working capital to the Company and (ii) does not expressly provide that it is on a parity with or subordinated in right of payment to the Securities and all Obligations with respect thereto.

     "Significant Subsidiary" means a "significant subsidiary" within the meaning of Rule 405 of the Securities Act.

     "Stated Maturity" when used with respect to any new note or any installment of interest thereon, means the date specified in such new note as the fixed date on which the Principal of such security or such installment of interest is due and payable, without regard to any events which might cause the acceleration of such date.

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

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Securities are at the time directly or indirectly owned or Controlled by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest with respect to voting in the election of directors or trustees thereof (or such other Persons performing similar functions). For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

     "U.S. Government Obligations" means (i) any direct obligation of, or obligation guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which is not callable at the issuer's option, and (ii) any depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or Principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or Principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Securities" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof, under ordinary circumstances and in the absence of contingencies, to vote for members of the board of directors of such Person (or Persons performing functions equivalent to those of such members).

     "Wholly Owned Subsidiary" of a Person means any Subsidiary of such Person 100% of the total Voting Securities of which, other than directors' qualifying shares, is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

     "Working Capital Allowance" means $2,000,000 less the aggregate Applicable Working Capital Allowance taken into account for the calculation of Consolidated Cash Flow for all previous periods for which Consolidated Cash Flow is calculated for purposes of the indenture.

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

                       DESCRIPTION OF OTHER INDEBTEDNESS

GECC LEASE

     On December 28, 1990, our subsidiary Viskase Corporation and GECC entered into a sale and leaseback transaction. The sale and leaseback of assets included the production and finishing equipment at Viskase Corporation's domestic casing production and finishing facilities.

     The principal terms of the sale and leaseback transaction include: (a) a basic lease term ending in 2005 (plus selected renewals at Viskase Corporation's option); (b) annual rent payments in advance; and (c) a fixed price purchase option at the end of the basic term and fair market purchase options at the end of the basic term and each renewal term. Further, the lease documents contain covenants requiring maintenance by Viskase Corporation of specified financial ratios and restricting Viskase Corporation's ability to pay dividends, make payments to affiliates, make investments and incur indebtedness.

     Under the terms of an April 2000 amendment, Viskase Corporation agreed to maintain a letter of credit in the amount of $23,500,000 at all times, limit additional borrowings and provide a subordinated security interest in certain collateral.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our capital stock contains summaries of the material provisions of our restated certificate of incorporation and the certificate of designations of the preferred stock. This description does not restate these documents in their entirety. This description is subject to, and is qualified in its entirety by reference to, the provisions of the restated certificate of incorporation and certificate of designations. You may, on request, obtain copies of these documents from us in their entirety to understand all of the rights that holders of our capital stock are entitled to. These summaries use terms defined in the certificate of designations and are qualified in their entirety by express reference to the certificate of designations.

AUTHORIZED STOCK

     The restated certificate of incorporation authorizes the issuance of 75,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. Of these amounts 15,316,062 shares of common stock (including restricted stock issued to employees but currently not in certificated form) and no shares of preferred stock are currently outstanding. The board of directors is authorized to provide for the issuance of preferred stock from time to time in one or more series, to establish the number of shares to be included in each series, and to fix the rights of the shares of each series.

     Following consummation of the offer, we will hold a meeting of our stockholders for the purpose of voting on an amendment to our certificate of incorporation to increase the number of authorized shares of common stock to 950,000,000. The purpose is to increase the number of shares available so that enough shares will be available to permit conversion of the preferred stock to be issued in the exchange offer.

COMMON STOCK

     Each share of common stock has one vote on all matters on which stockholders are entitled to vote, including the election of directors. There are no cumulative voting rights. Shares of common stock would participate ratably in any distribution of assets in a liquidation, dissolution or winding up, subject to prior distribution rights of any shares of preferred stock then outstanding. The common stock has no preemptive rights or conversion rights, nor are there any redemption or sinking fund provisions applicable to the common stock. Holders of common stock are entitled to participate in dividends as and when declared by the board of directors out of funds legally available therefore. Our ability to pay cash dividends is subject to restrictions.

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     The transfer agent and registrar for the common stock is State Street Bank and Trust Company.

SERIES A CONVERTIBLE PREFERRED STOCK

     The board of directors will establish the preferred stock to be issued in the offer under the certificate of designations. When issued in the offer, the preferred stock will be validly issued, fully paid and non-assessable and will be designated as "Series A Convertible Preferred Stock." The preferred stock will:

     - constitute a single class consisting of up to 25,000,000 shares,

     - not have any preemptive rights, and

     - not be subject to any sinking fund.

     DIVIDENDS AND DISTRIBUTIONS. The dividends on each share of the preferred stock will accrue cumulatively at the rate of 6% per annum of the liquidation preference (as defined below) from and including the date any shares of preferred stock are first issued and including the date on which the liquidation value, plus accumulated and unpaid dividends, is paid. The dividends on preferred stock will be payable in cash on June 1 and December 1 of each year if declared by the board of directors. Dividends will accrue whether or not we have funds legally available for the payment of dividends.

     If we distribute less than the total amount of dividends then accrued with respect to the preferred stock, the payment will be distributed among the holders of the preferred stock so that an equal amount will be paid (as nearly as possible) with respect to each outstanding share of the preferred stock.

     Unless all dividends on the outstanding shares of the preferred stock that have been declared and are payable as of any date have been paid in full, no distribution may be paid to holders of stock junior as to dividends and distributions (other than dividends or distributions payable in shares of junior stock), and no shares of junior stock may be purchased or redeemed.

     LIQUIDATION PREFERENCE. On a liquidation, the holders of the preferred stock will be entitled to be paid for each share, before any distribution is made on any junior stock, an amount in cash equal to $5.00 per share, plus all accrued and unpaid dividends. After payment to the holders of the preferred stock of these amounts, they will not be entitled to share in any further distribution of our property or assets. If, on any liquidation, the amounts available to be distributed to the holders of the preferred stock are insufficient to permit payment of the aggregate amount which they are entitled to be paid, the holders of the preferred stock will share equally and ratably in any distribution of our property or assets in proportion to the full liquidation preference to which each is entitled.

     REACQUIRED SHARES. Any shares of the preferred stock we acquire will be retired and canceled, and, if necessary to provide for the lawful purchase of the shares, the capital represented by the shares will be reduced in accordance with the applicable law. All shares will on cancellation become authorized but unissued shares of preferred stock and may be reissued as part of another series of preferred stock.

     CONVERSION OF PREFERRED STOCK INTO COMMON STOCK. Each share of preferred stock may, at the option of the holder, be converted into 25 shares of common stock plus an additional share for every $.20 of accrued and unpaid dividends. If we issue securities in a registered public offering having gross proceeds of at least $50,000,000, on approval by the board of directors and without any further action on the part of the holders, each outstanding shares of preferred stock will automatically be converted into shares of common stock on this basis. The preferred stock will be convertible only to the extent we have a sufficient number of shares of common stock authorized. We currently do not have enough shares of common stock to permit conversion of all shares of preferred stock to be issued pursuant to the exchange offer.

     ADJUSTMENTS TO NUMBER OF SHARES OF COMMON STOCK INTO WHICH PREFERRED STOCK IS CONVERTIBLE. The number of shares of common stock into which each share of preferred stock must be adjusted if we:

     - pay a dividend or make a distribution on our common stock in shares of our common stock,

     - subdivide our outstanding shares of common stock into a greater number of shares,

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     - combine our outstanding shares of common stock into a smaller number of shares,

     - distribute any rights or warrants to all holders of our common stock entitling them for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants to purchase shares of common stock at a price per share less than the average market price per share of common stock (as defined in the certificate of designations) on that record date, or

     - distribute to all holders of our common stock any of our assets or debt securities or any rights or warrants to purchase our securities (however, no adjustment will be made for dividends paid out of consolidated current or retained earnings as shown on our books.)

     In case we are a party to any transaction in which the outstanding common stock is exchanged for different securities of ours or securities of another person or other property, then each share of preferred stock will thereafter be convertible into the consideration that the holder of a share of preferred stock would have received in such transaction if the share of preferred stock were converted into shares of common stock at the conversion ratio in effect immediately prior to the transaction. Effective provisions must be made in the organizational documents of the surviving entity so that the provisions described above for the protection of the conversion rights of the preferred stock will remain applicable, as nearly as reasonably may be, to any such other securities and property deliverable on conversion of the preferred stock remaining outstanding or other convertible securities received by the holders. Any person issuing or delivering such securities or property must expressly assume the obligation to deliver, on conversion, these securities or property and to provide for the protection of the conversion right as above provided.

     From time to time we may increase the conversion ratio by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. At least 15 days before the date the increased conversion ratio takes effect, we must mail to holders of the preferred stock a notice of the increase. An increase of the conversion ratio does not change or adjust the conversion ratio of the preferred stock otherwise in effect.

     VOTING RIGHTS. Each share of preferred stock will be entitled to a number of votes per share equal to the conversion ratio on the record date for the vote. Except with respect to any matters pertaining exclusively to the preferred stock where the preferred stock will vote as a separate class, or as provided by law, the preferred stock and the common stock (and any other capital stock of at the time entitled to vote with the common stock) will vote together as one class on all matters submitted to a vote of stockholders.

     Except as provided above or as required by law, the holders of shares of preferred stock will have no special voting rights and their consent will not be required for the taking of any corporate action.

     PROCEDURES FOR CONVERSION. Not later than the third business day following the day on which mandatory conversion has occurred, we must give written notice to each holder of shares of preferred stock so converted. Failure to give notice will not affect the conversion.

     Any holder of any shares of preferred stock may exercise the right to convert on an optional conversion, or exchange certificates representing shares of preferred stock for certificates representing the shares of common stock into which the preferred stock has been converted in a mandatory conversion, by surrendering to us the certificates representing the shares of preferred stock to be converted or that were automatically converted. The certificates must be endorsed or submitted with appropriate stock powers and other documents necessary to transfer the shares. As promptly as practicable, we will deliver certificates representing the number of validly issued, fully paid and nonassessable full shares of common stock to which the holders of shares of preferred stock so converted are entitled.

     RANKING. Shares of preferred stock issued in the offer will rank (i) junior to all other series of preferred stock with respect to the payment of dividends, redemptions and on liquidation and (ii) senior to common stock and, except as approved by a majority of the holders of preferred stock, to all other classes or series of our capital stock (now or hereafter authorized or issued) with respect to the payment of dividends, redemptions and on liquidation.

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     Facsimile copies of the letter of transmittal, properly completed and duly executed, will be accepted. The letter of transmittal, certificates for old notes and any other required documents should be sent or delivered by each holder or his broker, dealer, commercial bank or other nominee to the exchange agent at one of its addresses set forth below.

                 The exchange agent for the exchange offer is:

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

  By overnight courier and regular mail delivery after 4:30 p.m. on expiration date:

                Wells Fargo Bank Minnesota, National Association
                            Corporate Trust Services
                       Sixth Street and Marquette Avenue
                                 MAC N9303-120
                             Minneapolis, MN 55479
                          Attention: Jane Y. Schweiger

                        Telephone number: (612) 667-2344
                        Facsimile number: (612) 667-9825

                         By hand delivery to 4:30 p.m.:

                Wells Fargo Bank Minnesota, National Association
                            Corporate Trust Services
                     Northstar East Building -- 12th Floor
                            608 Second Avenue South
                             Minneapolis, MN 55402
                          Attention: Jane Y. Schweiger

                        By registered or certified mail:

                Wells Fargo Bank Minnesota, National Association
                             Corporate Trust -- CFS
                                 P.O. Box 2370
                           Minneapolis, MN 55402-0370
                          Attention: Jane Y. Schweiger

     Questions or requests for assistance or additional copies of this offer to exchange, the letter of transmittal or other offer documents may be directed to the information agent at its address and telephone numbers set forth below. Beneficial owners may also contact their broker, dealer, commercial bank or trust company for assistance concerning the offer.

The information agent for the exchange offer and the solicitation of acceptances is:

                               MORROW & CO., INC.

                           445 Park Avenue, 5th Floor
                               New York, NY 10022

                          Call Collect (212) 754-8000

             Banks and Brokerage Firms, Please Call: (800) 654-2468

                    NOTEHOLDERS, PLEASE CALL: (800) 607-0088